Post-Qualification Amendment No. 8

File No. 024-11416

This Post-Qualification Amendment No. 8 amends the Offering Statement of StartEngine Collectibles Fund I LLC originally qualified on August 31, 2021, as previously amended and supplemented, to add, update and/or replace information contained in the Offering Statement.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED.  THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.  WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Preliminary Offering Circular Dated March 4, 2022

StartEngine Collectibles Fund I LLC

3900 W Alameda Ave., Suite 1200

Burbank, California 91505

(949) 415-8730

www.startengine.com

Best Efforts Offering of Series Shares

StartEngine Collectibles Fund I LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our” or “our company”), is offering, on a best efforts basis, the membership interests in each of the series of our company.

All of the series of our company offered hereunder may collectively be referred to in this Offering Circular as the “series” and each, individually, as a “series.”  The membership interests of all series described above may collectively be referred to in this Offering Circular as the “shares” and each, individually, as a “share” and the offerings of the shares may collectively be referred to in this Offering Circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the shares.

The shares are non-voting limited liability company membership interests in a series of our company. Each series is treated as a unique legal entity. Purchasing a share in a series does not confer to the investor any ownership in our company or any other series. Each series is managed by an Administrative Manager and an Asset Manager. The Administrative Manager will be the investor liaison to our company, and will perform duties such as assisting our company with communications to our investors, providing shareholder services, handling the distributions of dividends, and overseeing our shareholder records. Further, the Administrative Manager will source and secure the rights to the underlying assets in each series. The Asset Manager will manage the assets owned by the particular series it manages, and has full authority to determine how to best utilize the asset owned by the series. StartEngine Assets LLC (“StartEngine Assets”) will serve as the Administrative Manager and Asset Manager to each series of our company, and unless context requires otherwise will be referred to as our “Manager”. See “The Company’s Business” for more information on the duties of our Administrative Manager and Asset Manager  of our series.

Our company can offer up to $75 million within a rolling 12-month period pursuant to Regulation A. Our company intends to offer additional series within such limit, and will file post qualification amendments for the offerings of such series with the U.S. Securities and Exchange Commission (the “Commission”). The offerings of such series will be made available to investors from the date such amendment is qualified by the Commission. There will be separate closings with respect to each offering. An offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; or (ii) the date at which the offering is earlier terminated by the company at its sole discretion provided that subscriptions for the minimum number of shares for that particular series’ offering has been accepted. If a closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our Manager in its sole discretion, or (ii) any date on which our Administrative Manager elects to terminate the offering for a particular series in its sole discretion. At least every 12 months after this offering statement has been qualified by the Commission, the company will file a post-qualification amendment to include the company’s recent financial statements. The company has engaged Prime Trust, LLC as escrow agent to hold any funds that are tendered by investors. The offerings are being conducted on a best-efforts basis. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the relevant series. After the initial closing of an offering in a series, we expect to hold closings on at least a monthly basis. However, to the extent a series has the same minimum and maximum, the company will undertake a single closing for investors in that series. After each closing related to a particular series, funds tendered by investors will be made available to the relevant series. If any of the shares offered of a series remain unsold as of the final closing of such series, such shares shall be issued to StartEngine Assets LLC, in full satisfaction of its advance to that series based on the share price of the share in such series as described “The Company’s Business – Asset Acquisition”.

Series (*)	Price to public	Underwriting discount and commissions(1)	Proceeds to Issuer
Series Wine #2005LPIN
Per Share	$10.00	$0	$10.00
Total Minimum (2)	$58,530	$0	$58,530
Total Maximum (2)	$58,530	$0	$58,530

Series Wine #2015HBRI
Per Share	$10.00	$0	$10.00
Total Minimum (2)	$41,380	$0	$41,380
Total Maximum (2)	$41,380	$0	$41,380

Series Wine #2000EGLC
Per Share	$10.00	$0	$10.00
Total Minimum (2)	$52,430	$0	$52,430
Total Maximum (2)	$52,430	$0	$52,430

Series Wine #2016CHAM
Per Share	$10.00	$0	$10.00
Total Minimum (2)	$5,160	$0	$5,160
Total Maximum (2)	$5,160	$0	$5,160

Series Wine #2016BONMA
Per Share	$10.00	$0	$10.00
Total Minimum (2)	$28,970	$0	$28,970
Total Maximum (2)	$28,970	$0	$28,970

Series Wine #2016MUSIG
Per Share	$10.00	$0	$10.00
Total Minimum (2)	$21,230	$0	$21,230
Total Maximum (2)	$21,230	$0	$21,230

Series Wine #2009PETRUS
Per Share	$10.00	$0	$10.00
Total Minimum (2)	$59,360	$0	$59,360
Total Maximum (2)	$59,360	$0	$59,360

Series Wine #2010PETRUS
Per Share	$10.00	$0	$10.00
Total Minimum (2)	$59,530	$0	$59,530
Total Maximum (2)	$59,530	$0	$59,530

Series Art #WARHOLMARILYN
Per Share	$10.00	$0	$10.00
Total Minimum (2)	$302,400	$0	$302,400
Total Maximum (2)	$302,400	$0	$302,400

Series Art #LICHTENSTEINSWEET
Per Share	$10.00	$0	$10.00
Total Minimum (2)	$196,560	$0	$196,560
Total Maximum (2)	$196,560	$0	$196,560

Series Sports #JORDANROOKIE
Per Share	$10.00	$0	$10.00
Total Minimum (2)	$432,000	$0	$432,000
Total Maximum (2)	$432,000	$0	$432,000

Series Sports #JAMESREFRACTOR
Per Share	$10.00	$0	$10.00
Total Minimum	$146,880	$0	$146,880
Total Maximum	$146,880	$0	$146,880

Series Art #INDIANALOVE
Per Share	$10.00	$0	$10.00
Total Minimum	$264,000	$0	$264,000
Total Maximum	$330,000	$0	$330,000

Series Art #HIRSTDOTS
Per Share	$10.00	$0	$10.00
Total Minimum	$483,840	$0	$483,840
Total Maximum	$604,800	$0	$604,800

Series Sports #JACKIEROOKIE
Per Share	$10.00	$0	$10.00
Total Minimum	$426,240	$0	$426,240
Total Maximum	$532,800	$0	$532,800

Series Comics #BATMAN
Per Share	$10.00	$0	$10.00
Total Minimum	$230,400	$0	$230,400
Total Maximum	$288,000	$0	$288,000

Series Wine #2012CRISTAL
Per Share	$5.00	$0	$5.00
Total Minimum	$9,560.00	$0	$9,560.00
Total Maximum	$11,950	$0	$11,950

Series Wine #2008DOMP
Per Share	$10.00	$0	$10.00
Total Minimum	$15,230.00	$0	$15,230.00
Total Maximum	$19,040	$0	$19,040

Series Wine #2012DOMP
Per Share	$2.00	$0	$2.00
Total Minimum	$11,780.00	$0	$11,780.00
Total Maximum	$14,720	$0	$14,720

Series Wine #2006DOMP
Per Share	$2.00	$0	$2.00
Total Minimum	$12,980.00	$0	$12,980.00
Total Maximum	$16,230	$0	$16,230

Series Wine #2006CONTERNO
Per Share	$5.00	$0	$5.00
Total Minimum	$14,400.00	$0	$14,400.00
Total Maximum	$18,000	$0	$18,000

Series Wine #2006RAYAS
Per Share	$2.00	$0	$2.00
Total Minimum	$12,860.00	$0	$12,860.00
Total Maximum	$16,080	$0	$16,080

Series Wine #2013HARLAN
Per Share	$8.00	$0	$8.00
Total Minimum	$6,720.00	$0	$6,720.00
Total Maximum	$8,400	$0	$8,400

Series Wine #2013MARCASSIN
Per Share	$5.00	$0	$5.00
Total Minimum	$5,280.00	$0	$5,280.00
Total Maximum	$6,600	$0	$6,600

Series Wine #2015ROMANEE
Per Share	$6.00	$0	$6.00
Total Minimum	$57,600.00	$0	$57,600.00
Total Maximum	$72,000	$0	$72,000

Series Wine #2011CRIOTS
Per Share	$5.00	$0	$5.00
Total Minimum	$43,200.00	$0	$43,200.00
Total Maximum	$54,000	$0	$54,000

Series ART #BANKSYLAUGH
Per Share	$8.00	$0	$8.00
Total Minimum	$124,320.00	$0	$124,320.00
Total Maximum	$155,400	$0	$155,400

Series COMICS #SUPERMAN*
Per Share	$5.00	$0	$5.00
Total Minimum	$240,000	$0	$240,000
Total Maximum	$300,000	$0	$300,000

(1)

We are not selling the shares in series in this offering through commissioned sales agents or otherwise. Investors will not pay any upfront selling commissions in connection with the purchase of our shares. Our Managing Member has assumed and will not be reimbursed for offering expenses as well as certain operating expenses. See “Management Compensation” for a description of additional fees and expenses that our company and its series will pay to their Managers.

(2)	The series will not accept proceeds for less than the maximum offering amount – as such, the maximum offering amount and minimum offering amount are the same.

*	An asterisk (*) denote series submitted for qualification by the Commission in this Post-Qualification Amendment No. 8 to the offering statement of which this offering circular forms a part. This series was previous qualified on March 4, 2022 and this amendment is to increase the number of shares and the total amount raised for this series.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 15.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.  THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT.  WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.  THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “The Underlying Assets” and “Use of Proceeds” for further details.

Series Name	Underlying Asset(s)	Offering Price per Share	Offering Size	Minimum / Maximum / Membership Interests Outstanding(2)	Minimum Subscription Amount	Initial Qualification Date(3)	Opening Date (4)	Closing Date	Status
Series Wine #2020PAVIE	Chateau Pavie 2020 Saint Emilion, 1er Grand Cru Classé 'A' (60 Bottles) (1)	$10.00	$22,990.00	2,299	$500	09/01/2021	09/01/2021	11/10/2021	Closed
Series Wine #2020CHBL	Chateau Cheval Blanc 2020 Saint Emilion 1er Grand Cru Classé 'A' (18 Bottles) (1)	$10.00	$11,580.00	1,158	$500	09/01//2021	09/01//2021	11/10/2021	Closed
Series Wine #2020AUSO	Chateau Ausone 2020 Saint Emilion 1er Grand Cru Classé 'A' (36 Bottles) (1)	$10.00	$29,310.00	2,931	$500	09/01/2021	09/01/2021	11/10/2021	Closed
Series Wine #2020ANGE	Chateau Angelus Saint Emilion, 1er Grand Cru, Classé 'A' (36 Bottles) (1)	$10.00	$15,270.00	1,527	$500	09/01/2021	09/01/2021	11/10/2021	Closed
Series Wine #2020CERT	Vieux Chateau Certan 2020 Pomerol (30 Bottles)(1)	$10.00	$11,500.00	1,150	$500	09/01/2021	09/01/2021	11/10/2021	Closed
Series Wine #2005LPIN	Le Pin, Pomerol 2005 (12 Bottles) (1)	$10.00	$58,530.00	5,853/5,853	$500	11/23/2021	11/23/2021	*	Open
Series Wine #2015HBRI	château Haut-Brion Premier Cru Classe, Pessac-Leognan 2015 (60 bottles)(1)	$10.00	$41,380.00	4,138/4,138	$500	11/23/2021	11/23/2021	*	Open
Series Wine #2000EGLC	Chateau L'Eglise-Clinet, Pomerol 2000 (96 bottles)(1)	$10.00	$52,430.00	5,243/5,243	$500	11/23/2021	11/23/2021	*	Open
Series Wine #2016CHAM	Domaine Georges Roumier, Chambolle-Musigny Premier Cru, Les Amoureuses (1 bottle)(1)	$10.00	$5,160.00	516/516	$500	11/23/2021	11/23/2021	*	Open
Series Wine #2016BONMA	Domaine Georges Roumier, Bonnes Mares Grand Cru 2016 (12 bottles)(1)	$10.00	$28,970.00	2,897/2,897	$500	11/23/2021	11/23/2021	*	Open
Series Wine #2016MUSIG	Domaine Georges Roumier, Musigny Grand Cru 2016 (1 bottle)(1)	$10.00	$21,230.00	2,123/2,123	$500	11/23/2021	11/23/2021	*	Open
Series Wine #2009PETRUS	Chateau Petrus 2009 (12 bottles)(1)	$10.00	$59,360.00	5,936/5,936	$500	11/23/2021	11/23/2021	*	Open
Series Wine #2010PETRUS	Chateau Petrus 2010 (12 bottles)(1)	$10.00	$59,530.00	5,953/5,953	$500	11/23/2021	11/23/2021	*	Open
Series Art #WARHOLMARILYN	Andy Warhol, Marilyn, 1967, screenprint in colors, 36 x 36 inches, edition of 250(1)	$10.00	$302,400.00	30,240/30,240	$500	11/23/2021	11/23/2021	*	Open
Series Art #LICHTENSTEINSWEET	Roy Lichtenstein, Sweet Dreams Baby, 1965, screenprint in colors, 38 x 28 inches, edition of 200(1)	$10.00	$196,560.00	19,656/19,656	$500	11/23/2021	11/23/2021	*	Open
Series Sports #JORDANROOKIE	Michael Jordan, Fleer #57, 1986 (Rookie Card), PSA 10(1)	$10.00	$432,000.00	43,200/43,200	$500	11/23/2021	11/23/2021	*	Open
Series Sports #JAMESREFRACTOR	LeBron James, Topps Chrome Refractors #111, 2003-04 (Rookie Card), BGS 10(1)	$10.00	$146,880.00	14,688/14,688	$500	11/23/2021	11/23/2021	*	Open
Series Art #INDIANALOVE	Robert Indiana, LOVE (Blue and Red), 1966/2001, Polychrome Aluminum, 18 x 18 inches, Edition 2/8	$10.00	$330,000.00	26,400/33,000	$500	2/4/2022	2/4/2022	*	Open
Series Art #HIRSTDOTS	Damien Hirst, Loperamide, 2005, Household Gloss on canvas, 63 x 45 inches	$10.00	$604,800.00	48,384/60,480	$500	2/4/2022	2/4/2022	*	Open
Series Sports #JACKIEROOKIE	Jackie Robinson, Leaf #79, 1948-1949, (Rookie Card), PSA 8	$10.00	$532,800.00	42,624/53,280	$500	2/4/2022	2/4/2022	*	Open
Series Comics #BATMAN	Batman #1, DC, 1940, CGC 2.0	$10.00	$288,000.00	23,040/28,800	$500	2/4/2022	2/4/2022	*	Open
Series Wine #2012CRISTAL	Cristal 2012 (12 bottles)	$5.00	$11,950.00	1,912/2,390	$10	3/24/2022	3/24/2022	*	Open
Series Wine #2008DOMP	Dom Perignon 2008 (10 bottles)	$10.00	$19,040.00	1,523/1,904	$10	3/24/2022	3/24/2022	*	Open
Series Wine #2012DOMP	Dom Perignon 2012(10 bottles)	$2.00	$14,720.00	5,890/7,360	$10	3/24/2022	3/24/2022	*	Open
Series Wine #2006DOMP	Dom Perignon 2006 (10 bottles)	$2.00	$16,230.00	6,490/8,115	$10	3/24/2022	3/24/2022	*	Open
Series Wine #2006CONTERNO	Giacomo Conterno, Barolo, Monfortino Riserva 2006 (1 bottle)	$5.00	$18,000.00	2,880/3,600	$10	3/24/2022	3/24/2022	*	Open
Series Wine #2006RAYAS	Chateau Rayas, Chateauneuf-du-Pape 2009 (1 bottle)	$2.00	$16,080.00	6,430/8,040	$10	3/24/2022	3/24/2022	*	Open
Series Wine #2013HARLAN	Harlan Estate Red 2013 (6 bottles)	$8.00	$8,400.00	840/1,050	$40	3/24/2022	3/24/2022	*	Open
Series Wine #2013MARCASSIN	Marcassin Chardonnay Marcassin Vineyard 2013 (12 bottles)	$5.00	$6,600.00	1,056/1,320	$50	3/24/2022	3/24/2022	*	Open
Series Wine #2015ROMANEE	Domaine Liger Belair La Romanee 2015 (6 bottles)	$6.00	$72,000.00	9,600/12,000	$60	3/24/2022	3/24/2022	*	Open
Series Wine #2011CRIOTS	Domaine d’Auvenary Criots Batard Montrachet 2011 (3 bottles)	$5.00	$54,000.00	8,640/10,800	$10	3/24/2022	3/24/2022	*	Open
Series Art #BANKSYLAUGH	Banksy, Laugh Now, 2003, Screenprint in colors on wove paper, 27.6 x 19.7 inches, Edition 50 of 150	$8.00	$155,400.00	15,540/19,425	$120	3/24/2022]	3/24/2022	*	Open
Series Comics #SUPERMAN	Superman #1, DC, 1939, CGC 1.8	$5.00	$300,000.00	48,000/60,000	$100	[_]	[_]	*	Not yet re-qualified

*This series offering has not yet closed as of the date of this Offering Circular.

(1)	The series will purchase the underlying asset from the Manager (StartEngine Assets) pursuant to a purchase agreement, a form of which is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part, and as described further under “The Company’s Business – Asset Acquisition”).

(2)	For open offerings, each row states, with respect to the given offering, the minimum and maximum number of interests offered. For offering in which there was an initial closing, we also include the number of interests sold as of the date of this offering circular. For closed offerings, each row states the actual number of interests sold.

(3)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.

(4)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.

SUMMARY

Overview

StartEngine Collectibles Fund I LLC is a series limited liability company formed on October 14, 2020 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series of interests. We intend that each series of interests will own its own underlying assets, which will be “collectibles” – generally, assets of limited quantity that have a perceived or demonstrated value. We anticipate that the assets can be broad in scope, ranging from items typically thought of as collectibles (e.g., fine art, wine, watches, trading cards, comics, cars, memorabilia) to assets that are much more unique, including copyright assets and contractual royalty rights. We hope to redefine what it means to be a “collectible”. A new series of interests will be issued for future collectibles or other alternative assets to be acquired by us.

We believe that alternative assets are capable of delivering quality returns to investors. However, investing in alternative assets can often require significant financial resources and significant knowledge about the underlying assets and the assets’ respective industries. Due to these high barriers to entry, access to investments in alternative assets have been restrained to a fraction of the global economy. Even those that do have access to top quality alternative investments are faced with high fees, lack of transparency, and significant operational overheads. With high transactional costs and low transaction volumes, investors in alternative assets often suffer from illiquidity, resulting in long holding periods that make such investments inaccessible for many investors.

We plan to democratize alternative asset investing by providing access, liquidity and transparency. For different types of assets, we have and are gathering a team of individuals with knowledge and experience needed to effectively select and actively manage such assets. Investing in our series will give investors access to “collectible” assets that we deem to be valuable.

We plan to target the acquisition of underlying assets ranging in price anywhere from $50,000 to $5,000,000. Some assets may also be below this range. See “The Company’s Business” for more information on our business and plan of operations and “The Underlying Assets” for a description of the underlying assets and information on the series.

Members of our company

An investor who has purchased shares in one of our series in this offering will become an “Economic Member” of a series of our company (as defined in our limited liability company agreement filed as Exhibit 2.2, or our “operating agreement”). No Economic Member, in its capacity as such, will participate in the operation or management of the business of our company or any series, nor transact any business in our company or any series.

Managers of our company

Our Managing Member, StartEngine Assets LLC will also be the Administrative Manager for the company and each series as well as the Asset Manager for each series. As such, StartEngine Assets LLC has the full power and authority to do all things necessary or appropriate to conduct the business of our company and each series, without the consent of our Economic Members. StartEngine Assets LLC, a Delaware limited liability company formed on May 18, 2020 is the Managing Member of our company, and the Administrative Manager of our company and each series of our company. We refer to StartEngine Assets LLC herein as the “Managing Member” when referring to its duties in this capacity, and as our “Manager” when referring to its duties as either our Administrative Manager and/or our Asset Manager.

As the Administrative Manager, StartEngine Assets LLC will be responsible for identifying the assets to be purchased by a series from the offering of that series’ shares. The Administrative Manager will also be the investor liaison to our company, and will, among other things, assist with communications to our investors, provide shareholder services to our investors, handle the distributions of dividends, and oversee our shareholder records. Our Administrative Manager will coordinate with its affiliates who will serve in various capacities, including StartEngine Secure LLC, who will act as our transfer agent, StartEngine Primary LLC, who, through its alternative trading system, StartEngine Secondary LLC, will facilitate resales of our shares, and StartEngine Crowdfunding Inc. that owns and operates an online investment platform www.startengine.com. See “The Company’s Business—Managers of our Company”

Managers of our Series

Unless otherwise noted in the series designation for a particular series (each, a “Series Designation”), StartEngine Assets LLC will serve as the Administrative Manager and Asset Manager for each series. As the Administrative Manager, StartEngine Assets LLC will perform substantially the same services as it does for our company. As the Asset Manager for each series, StartEngine Assets will be and as such is responsible for managing the underlying asset or assets related to such series. Our Asset Manager has the sole authority and complete discretion over the care, custody, maintenance and management of each underlying assets and to take any action that it deems necessary or desirable in connection therewith.

Collectively, we refer to the Managing Member, Administrative Manager (of our company or a series), and Asset Manager, or any combination thereof, as the “Managers”. We also refer to these managers on an individual basis a “Manager”, where context permits.

Our Managing Member has delegated to the Managers of our series (i.e. the Asset Manager and Administrative Manager) broad asset management and operational powers over the series. In these capacities, the Managers of a particular series will (among other things):

•	Serve as the investment and financial manager with respect to underwriting, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of the series assets;

•	Manage and perform the various administrative functions necessary for the day-to-day operations and management of the series assets;

•	Provide or arrange for administrative services, legal services, office space and other overhead items necessary for and incidental to acquisition, management and disposition of series assets;

•	Maintain reporting, record keeping, internal controls and similar matters with respect to the series assets in a manner to allow our company to comply with applicable law, including the requirements of under Section 18-215 of the LLC Act;

•	Monitor and evaluate the performance of the investments, provide daily management services and perform and supervise the various management and operational functions related to the series assets;

•	Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement and marketing of investments on an overall portfolio basis;

•	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time; and

•	Manage communications with Economic Members.

Advisory Board

Our Managing Member may establish an advisory board comprised of experts in a particular industry to provide guidance and strategic advice to our company, or a particular series of our company. For our company, this may be advising on the creation of a particular series with a new collectibles asset class focus. For our series, this may be assisting in identifying, acquiring, and managing the particular assets of that series, or advising on other general business matters. See “The Company’s Business” for more information on the functions of our company’s advisory board.

Organizational Chart

The above chart provides a general overview of our organizational structure, with details for our first five series. All of our series have a similar structure.

Operating Expenses

Each series of our company will be responsible for its own third-party charges and out-of-pocket costs and expenses incurred as a result of acquiring and managing the assets of a particular series, or for any other permissible business activity of a series. All operating expenses paid on behalf of a series by its Managers will be reimbursed to such Managers.

Each Manager will bear their own expenses of an ordinary nature, including, all costs and expenses on account of rent (other than for direct expenses for the underlying assets, including storage), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).

If the operating expenses exceed the amount of revenues generated from a series and cannot be covered by any reserves on the balance sheet of such series, our Managing Member may:

•	issue additional shares in such series;

•	pay such operating expenses and not seek reimbursement; and/or

•	enter into an agreement in which a Manager loans the amount of the operating expenses to the applicable series, on which such Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by that series.

For the series currently being offered, the Managing Member will not seek reimbursement for most operating expenses, including those incurred in the ordinary course of business (e.g., storage, insurance, legal and financial costs).

Offering and Formation Expenses

Each series of our company will be responsible for the costs and expenses attributable to the formation of series and the offering for that particular series, including expenses allocated to them under our allocation policy (we refer to these as “Offering and Formation Expenses”), see "The Company’s Business—Allocations of Expenses”. If such costs and expenses are paid by a Manager on behalf of a series, the series will reimburse the Manager for such expenditures. We expect that the total Offering and Formation Expenses that will be incurred in connection with these offerings for our series will be $120,000. In accordance with our allocation policy, we may allocate all or a portion of these offering expenses to series of our company, so long as such allocation of Offering and Formation expenses to a particular series does not exceed five percent (5%) of the maximum offering amount of that series. See “The Company’s Business—Allocations of Expenses” for more information on our allocation policy. For certain series, our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses for that series. For a particular series, see “Use of Proceeds to Issuer”.

Distribution Rights*

To the extent there is “Free Cash Flow” for each series and as described in the Series Designation for such series, our Managing Member intends to declare and pay distributions as follows:

•	80% shareholders of a series in accordance with their percentage interest; and

•	20% as the “Service Fee” to the Managers (half of which shall go to the Administrative Manager of such series and half of which shall go to the Asset Manager of such series.

*The distribution rights for Series Wine #2020PAVIE, Series Wine #2020CHBL, Series Wine #2020AUSO, Series Wine #2020ANGE and Series Wine #2020CERT (the “Original Wine Series”) are described in “Securities Being Offered – Distribution Rights – Original Wine Series”.

For more information on a Service Fee applicable to a specific series, see the “Management Compensation” section of this Offering Circular.

The Managing Member intends to make distributions on a basis that is appropriate for the underlying assets to the shareholders of a series. For instance, for most of our assets, e.g., fine art, wine, watches, trading cards, comics, cars, memorabilia, there may only be payments when an asset is sold, which may lead to just a single payment or more sporadic payments. For liquidity consideration for any assets, see “The Underlying Assets”. There is no requirement to pay distributions at any given time.

Distributions of will be paid out of the available “Free Cash Flow” of a series, which consists of the net income (as determined under GAAP) generated by such series (before accounting for the Service Fee) plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses and/or and amounts that were previously retained as cash reserves that, during such period, the Managing Member determines are no longer needed by our company) and less any capital expenditures related to the underlying assets related to such series.

Our Administrative Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of shares except as otherwise limited by law or the operating agreement. See “Securities Being Offered – Distribution Rights” for further details on distributions to shareholders of our series’ shares.

Distributions upon Liquidation*

In connection with the liquidation of a series (other than the Original Wine Series), whether as a result of the dissolution of our company or the termination of such series, all property and Free Cash Flows in excess of that required to discharge liabilities that are contingent, conditional or unmatured, shall be distributed as follows:

•	First, to the holders of the shares of the series on an equal per share basis until they have received their capital contribution;

•	Second, unless otherwise specified in a Series Designation, 20% to Managers of such series (half of which shall go to the relevant Asset Manager, and half of which shall go to the Administrative Manager) and 80% to the holders of shares of the series on an equal per share basis.

*The distributions upon liquidation for Original Wine Series are described in “Securities Being Offered – Liquidation”.

Management Compensation

Pursuant to our operating agreement, the Asset Manager and Administrative Manager of each series will each receive two fees as compensation for the services they provide to that series: a Service Fee (which will be a percentage of the amount of revenues the series generates) and an Asset Management Fee (which will be a percentage of the value of the assets of the series).

In addition, the Administrative Manager of the company will receive a sourcing fee of up to 25% of the of the amount paid for the underlying asset (up to approximately 20% of the gross offering proceeds) for the relevant series (other than the Original Wine Series) and a sourcing fee of up to 15% of the of the amount paid for the underlying asset (approximately 13.08% of the gross offering proceeds) for each of the Original Wine Series (collectively referred to as the “Sourcing Fee”), paid to the Administrative Manager as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager. The Administrative Manager may have separate agreements with individuals and split the fee, including with the Asset Manager of a particular series. Any such arrangement for a particular series will be disclosed in the “Use of Proceeds” below.

For more information, see the “Management Compensation” section of this Offering Circular.

The Offerings

Securities being offered:

This offering is for shares of the series in StartEngine Collectibles Fund I LLC. The shares being sold in this offering will be non-voting except with respect to certain matters set forth in our limited liability company agreement, dated January 5, 2021 as amended from time to time, or the “operating agreement”. The purchase of a particular series of shares is an investment only in that series of our company and not an investment in our company as a whole. The rights of the shares are described more fully in “Securities Being Offered.”

We are offering the minimum and maximum number of shares of each series at a price per share set forth in the “Series Offering Table” section above.  Each series of shares is intended to be a separate series of our company for purposes of assets and liabilities. The purchase of shares in a particular series is an investment only in that series of our company and not an investment in our company as a whole.

Minimum and maximum subscription:

The minimum subscription by an investor for each series is detailed in the “Series Offering Table” section above and the maximum subscription by any investor is for shares representing 5% of the total shares of a particular series, although such minimum or maximum thresholds may be waived by our Administrative Manager in its sole discretion.

Use of proceeds:

The proceeds received in an offering will be applied as set forth in the “Use of Proceeds” section of this Offering Circular, and will generally be used to acquire the specific assets related to that offering.

Risk factors:	Investing in our shares involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our shares.

Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our securityholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.07 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

RISK FACTORS

The SEC requires our company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its line of business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to Our Company’s Operations and Structure

An investment in an offering constitutes only an investment in a particular series and not in our company or the underlying assets.

A purchase of our series’ shares does not constitute an investment in either our company or the underlying assets directly. This results in limited voting rights of the investor, which are solely related to the series. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of our Managing Member for “cause.” The Managing Member thus retains significant control over the management of our company and its underlying assets. Furthermore, because the shares do not constitute an investment in our company as a whole, holders of a particular series of shares will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series of interest. In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the underlying assets.

We are a brand-new company with no operating history, which may make it difficult for investors to evaluate our business model and to assess our future viability.

We are a newly formed limited liability company with no operating history upon which an evaluation of our past performance and future prospects of a series. Our operations to date have been limited to organizing our company, identifying the Asset Managers and Administrative Manager, and engaging in activities related to this offering. No guarantee can be given that our company or a series will achieve their investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.

The offering amount will exceed the value of the underlying assets and if the underlying assets are sold before they appreciate or generate income, then investors will not receive the amount of their initial investment back.

The size of an offering will exceed the purchase price of the related underlying assets as at the date of such offering (as the proceeds of the offering in excess of the purchase price of the underlying assets will be used to pay fees, costs and expenses incurred in making the offering and acquiring the underlying assets, as well as the Sourcing Fee to our Administrative Manager). If the underlying assets had to be sold and there had not been substantial appreciation of the underlying assets prior to such sale, there may not be sufficient proceeds from the sale of the underlying assets to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying assets at the time of the sale including, but not limited to, any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Operating Expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.

Operating Expenses incurred post-closing will be the responsibility of the applicable series. For our various series, the Operating Expenses may include expenses related to perfecting the rights to those assets and on-going maintenance of those assets (e.g., storage, insurance, administrative fees, etc.). If the Operating Expenses exceed the amount of revenues generated from the underlying assets related to such series, our Managers may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series, on which our Managers may impose a reasonable rate of interest, and be entitled to reimbursement, and/or (c) cause additional shares of such series to be issued in order to cover such additional amounts.

If there is a reimbursement obligation to a Manager, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors, or could cause delays in distributions to investors (including the Preferred Return, if applicable). If additional series interests are issued, this would dilute the current value of the interests held by existing investors and the amount of any future distributions payable to such existing investors.

The success of any series depends in large part upon its Asset Manager and its ability to execute our business plan.

The successful operation of our series is in part dependent on the ability of the Asset Manager to effectively manage the underlying assets. Currently, StartEngine Assets LLC serves as the Asset Manager for all of our series. StartEngine Assets LLC has only been in existence since May 18, 2020 and has no significant operating history within the fine wine sector, trading card sector, art sector, or any other collectibles sector that would evidence an ability to source and manage and the underlying assets of the applicable series. If the Asset Manager cannot effectively source and manage the underlying assets of its series, investors may not receive the expected returns on their investment. Our Asset Managers also may face challenges in adjusting to management requirements associated with the size of investment we are seeking in this offering. For instance, if StartEngine Assets LLC cannot effectively scale-up its operations to assist with these increased needs, our business, and therefore your investment, may suffer.

Our Administrative Manager may sell its Shares post-closing which may result in a reduction in value of your Shares if there are too many series Shares available and not enough demand for those Shares.

Our Administrative may opt to forego a portion of the cash Sourcing Fee it is entitled to receive in exchange for shares of a particular series of equal value to the amount of the cash fee the Administrative Manager would have received from the full Sourcing Fee. Our Administrative Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. There is a risk that a sale by our Administrative Manager may result in too many interests being available for resale and the price of the relevant series of interests decreasing as supply outweighs demand.

The success of our company (and therefore, each series) will be highly dependent on the expertise and performance of our Asset Managers and their teams, expert networks and other investment professionals. There can be no assurance that these individuals will continue to be associated with our Asset Managers. The loss of the services of one or more of these individuals could have a material adverse effect on the Asset Managers’ ongoing management and support of the investment of the holders of the series shares.

Each series of our company is expected to invest only in the related underlying assets; therefore, your investment will not be diversified and will appreciate or depreciate based on the value of the underlying assets regardless of market conditions.

It is not anticipated that any series would own any assets other than its related underlying assets, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the underlying assets and amounts earned by the related series from the monetization of the underlying assets, if any. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the interests offered hereby.

For our Original Wine Series, a series may never realize sufficient income or capital appreciation for delivering to our investors a preferred return.

For these series, our goal is to generate a preferred return for our investors in our series and to pay investors dividends; however, there can be no assurances that we will ever pay any dividends. Our operating agreement provides that each series will pay its Managers or their affiliates an Asset Management Fee which may reduce funds available to pay the Preferred Return to investors, or dividends from any Free Cash Flow available after such returns are paid. Further, each series will pay its Managers and their affiliates a Service Fee, which generally means that any funds remaining after payments of expenses and the Preferred Return will be split evenly between our Manager and the investors. The Service Fee will further reduce any additional dividends payable to investors above their Preferred Return, which lowers the value of your investment (compared to if the Asset Management and Service Fees were not paid to the Managers of a series).

Our series will generally not pay any dividend until a liquidation event.

The series will generally not distribute dividends until it sells the underlying asset(s), meaning that investors will only generally receive distributions upon a liquidation event. Upon such an event, investors will only receive payments after payment of fees to our Manager (e.g., the Asset Management Fee). At which point, investors will receive a return of their capital contribution (if there is sufficient funds) and, to the extent there are any remaining amounts, those will generally be split between our Manager and the investors, with the Managers receiving 20% of those amounts. The Asset Management and Service Fees lower the value of your investment (compared to if the Asset Management and Service Fees were not paid to the Managers of a series).

Our Managing Member in its sole discretion ultimately determine what distributions, if any will be made to holders of each series of securities.

Our Managing Member in its sole discretion ultimately determine when and what distributions, if any will be made to holders of each series of securities. For instance, the company may be required to create such reserves as our Administrative Manager deems necessary from time to time to meet future operating expenses, anticipated costs and liabilities of that series. That decision is ultimately reviewed by our Managing Member (consisting of our Administrative Manager) with no independent review or input from our investors. For clarity, investors do not have any rights under our operating agreement to audit, or otherwise receive an explanation regarding, decisions regarding their distribution rights. Moreover, if reserves are created, the Free Cash Flow otherwise available for distribution to holders of securities of that series will be reduced.

Operating expenses will be the responsibility of the applicable series. However, if the operating expenses of the series exceed the amount of revenues generated from the underlying assets related to such series, the Managing Member may issue additional shares in such series; determine that the Managing Member pay such excess operating expenses and not seek reimbursement; and/or enter into an agreement pursuant to which a Manager loans to the series an amount equal to the remaining excess operating expenses, on the Manager may impose a reasonable rate of interest, and be entitled to reimbursement.

In the case of reimbursement, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors of that series.

Any adverse changes in the financial health of our Manager and its affiliates could hinder a series’ operating performance and the return on your investment.

Currently for all our series, StartEngine Assets LLC is the Asset Manager and Administrative Manager. The Manager of our series has been delegated the responsibilities to manage the operations and portfolio of assets of that particular series. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of the Manager of these series and its affiliates as well as the professionals relied on by the Manager in the identification and acquisition of investments and the management of assets in a series. Any adverse changes in the financial condition of the Manager of a series could hinder their ability to successfully manage the operations and portfolios of that series, negatively impacting your investment in that series.

Our success is dependent, in part, upon our ability to successfully conduct this offering through the StartEngine Platform, which makes an investment in us more speculative.

We will continue to conduct this offering primarily through the StartEngine Platform, which is owned by StartEngine Crowdfunding, LLC. Only a limited number of alternative asset investment opportunities have been offered through the StartEngine Platform prior to this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our series shares to investors through the StartEngine Platform. If we are not successful in selling our series shares through the StartEngine Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Risks Related to Assets of our Series

The underlying assets were selected based on the opinions of the Administrative Manager. There is no guarantee the Administrative Manager will be successful in selecting assets that will generate returns.

The criteria used by the Administrative Manager of the series (and any advisor to such series, including the Asset Manager of such series) to select the underlying assets is subjective in nature. There is no guarantee that the asset underlying each of the series will generate any returns for investors.

The asset classes for our underlying assets are hard to value and any valuations obtained are not guarantees of realizable price.

The asset classes for our collectibles can be difficult to value. We will strive to obtain proper valuations of the underlying assets based on quantifiable data (e.g. market performance, previous sales history, etc.) – however, valuations will also be based on subjective opinions of experts and the Asset Manager of our series, which may be inaccurate. As relevant, our Asset Manager will strive to source data from reputable valuation providers in the relevant industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, valuations may be uncertain.

The value of the underlying assets can go down as well as up. Valuations are not guarantees of realizable price, do not necessarily represent the price at which our shares may be sold. The value of the underlying assets may be materially affected by a number of factors outside of our control, including, any volatility in the economic markets and the condition of the underlying assets.

Title or authenticity claims on an underlying asset may diminish value of the underlying asset, as well as the series that relates to such underlying asset.

There is no guarantee that an underlying asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen collectibles), or that such claims may arise after acquisition of an underlying asset by a series. We may not have complete ownership history or restoration and repair records for an underlying asset. The underlying assets of our series will generally be originally sourced from individuals and entities that the Asset Manager and Administrative Manager of such series believes to have developed reputations in their respective areas, including wine brokers and sellers of collectibles (e.g., fine art, wine, watches, trading cards, comics, cars, memorabilia). Based on the reputations of those individuals and entities, those Managers then relies on those individuals and entities regarding the authenticity and ownership claims without undertaking an independent review of such claims. In the event of a title or authenticity claim against us, we may not have recourse against the asset seller or the benefit of insurance, and the value of the underlying asset and the series related to such underlying asset may be diminished.

Potentially high storage, maintenance and insurance costs for the underlying assets may adversely impact the value of the related series and the amount of distributions made to holders of shares. Further, the Asset Manager will rely on third parties to provide storage and maintenance.

In order to protect and care for our underlying assets, our Asset Manager must ensure adequate storage facilities, maintenance work and insurance coverage. The cost of care may vary from year to year depending on changes in the insurance rates and in the cost of storage. It is anticipated that as we acquire more assets that we acquire within a type of class (e.g., if we purchase fine art, wine, watches, trading cards, comics, cars, or memorabilia), our Asset Manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale. These reductions are dependent on our acquiring a number of assets within a similar class of assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this will impact the value of the series, the amount of distributions made to investors holding the series, on potential proceeds from a sale of the underlying assets (if ever), and any capital proceeds returned to investors after paying for any outstanding liabilities.

Further, many of the underlying assets are fragile and can easily be damaged, stolen and/or destroyed in the absence of proper storage or maintenance. We will be relying on third-parties to provide such services to us. Any failure on their part, may have a material adverse effect on the value of your investment.

There is no assurance that the underlying assets we purchase will appreciate in value, and in fact, they may decrease in value.

There is no guarantee that any underlying asset we acquire will appreciate in value. There are a number of events that could cause our assets to depreciate in value or not appreciate as anticipated, including, but not limited to,

Wine Assets

•	any harm to the reputation of the producers of the fine wines we acquire, such as winemakers, wineries, or their respective owners, which could adversely impact the value of those wines.

•	change in consumer tastes, resulting in a decrease in demand for a previously popular wine variety.

•	sudden changes in availability of specific wines, or wines from a particular region, which reduce the value of the wines in those categories that we hold.

Collectible Assets (fine art, watches, trading cards, comics, cars, memorabilia)

•	any harm to the reputation of artists and/or manufacturers related to the collectibles we acquire, which could adversely impact the value of those collectibles.

•	Any downturn in the relevant collectibles industry.

Furthermore, as wine and other collectibles are collectible items, the value of such collectables may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in wine and collectables. In the event of a downturn in the industry, the value of the underlying assets is likely to decrease.

The above occurrences, as applicable, could have a material adverse effect on the value of our underlying assets, and as such, the value of your investment in the series.

If there are multiple underlying assets in a series, forced sale of one or more of the underlying assets at a lower value than when the asset was first acquired may diminish the value of the series that owns those particular assets.

If there are multiple underlying assets in a series, we may be forced to sell certain underlying assets we have acquired in the case of an unexpected event necessitating us to acquire cash, and such a sale may occur at an inopportune time or at a lower value than when the underlying asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase such underlying assets. In such circumstances, the capital proceeds obtained for the underlying asset, and therefore, the return available to investors, may be lower than could have been obtained if the underlying assets continued to be held by us and sold at a later date.

If we are unable to liquidate an underlying asset at a time when we desire to do so or at all, investors may not receive any return on their investment and may lose their entire investment. Further, we may have to hold on to underlying assets for a long period of time, which may not be suitable for some investors.

Our strategy is to acquire underlying assets, hold such assets for a period of time and then sell such assets at a premium over our acquisition price so that investors in our series can make a return on their investment. For certain assets, there may be an average time horizon, for example, we anticipate holding wine assets on average between one to five years; however, for other assets the liquidity time frame may be significantly longer, for example for collectible assets it may be up to twenty years. If we are unable to sell an underlying asset at a time when we desire to do so or at all, we may not be able to realize a return on that investment, or lose that investment altogether. Further, we may end up holding our underlying assets for a long period of time before we are able to monetize (i.e. sell) such assets, which could result in long periods of time in which investors do not realize returns on their investments. This may make an investment in any of those series unsuitable for investors that cannot withstand such long holding periods.

Potential loss of or damage to an underlying asset could adversely impact the value of the underlying asset, the series related to the underlying asset, or the likelihood of any distributions made by us to investors.

Our underlying assets may be lost or damaged by causes beyond our reasonable control when in storage or in transit. In general, any damage to our underlying assets (e.g., for wine it would most commonly be, bottle breakage or spoilage of wine) could result in the loss of value of the underlying asset, and for certain assets, for example wine, it may be a complete loss of value. Although we intend for the underlying assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the underlying assets can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value of the damaged asset. Such an occurrence would negatively affect the value of the series related to those such asset or assets, as well as the likelihood of any distributions being made by us to the investors.

Competition in the collectibles industry from other business models may make it difficult to obtain underlying assets.

There is potentially significant competition for the underlying assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players, such as collectibles dealers and auction houses, continue to play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectibles TV shows, including Antiques Roadshow, Storage Pickers, American Pickers and Pawn Stars. This competition may impact the liquidity of a series, as it is dependent on our acquiring attractive and desirable underlying assets to ensure that there is an appetite of potential investors for the interests. In addition, there are companies that have developed and are developing crowd funding models to enter this market.

Restoration or repair of an underlying asset may result in a decrease in the value of the underlying asset.

Although we do not intend to undertake restoration or repair of the underlying assets, there may be situations in the future that we are required to do so (e.g., due to natural wear and tear and through the use of the underlying assets). Where we do so, we will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications. While we will seek to mitigate our exposure by negotiating appropriate contracts, including appropriate warranty protection, any failure on the part of a contractor to perform its obligations could adversely impact the value of the underlying assets and, therefore, the value of the series related to such underlying assets.

In addition, the successful restoration or repair of the collectibles may be dependent on sourcing replacement original and authentic paint or parts. Original paint or parts for collectibles are rare and in high demand and, therefore, at risk of being imitated. There is no guarantee that any paint or parts sourced for the underlying assets will be authentic (e.g., not a counterfeit). If such paint or parts cannot be sourced or those paints or parts that are sourced are not authentic, the value of the underlying assets and, therefore, the value of the series related to such underlying assets may be materially adversely affected. Furthermore, if an underlying asset is damaged, we may be unable to source original and authentic paint or parts for the underlying asset, and the use of non-original and authentic paint or parts may decrease the value of the underlying asset.

Insurance may not cover all losses, which may result in an operating loss and likelihood that distributions will not be made by us.

Insurance of the underlying assets may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to any affected underlying assets. Furthermore, the series related to such affected underlying assets would bear the expense of the payment of any deductible. Any uninsured loss could result in both loss of cash flow from and the value of the affected underlying assets and, consequently, the series that relate to such underlying assets.

We may be associated with third-party liability and exposed to reputational harm as a result of wrongful actions by certain third parties.

Each series will assume all of the ownership risks attached to its underlying assets, including third-party liability risks. Therefore, the series may be liable to a third party for any loss or damages incurred by it in connection with its underlying assets. This would be a loss to our company and, therefore, deductible from any income or capital proceeds payable in respect of the series from the related underlying assets, in turn adversely affecting the value of the series to which the underlying assets relate and the likelihood of any distributions being made by us.

We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.

We may become involved in various legal proceedings, lawsuits and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.

The value of the underlying assets may depend on a prior owner or association and, therefore, may be out of our control.

The value of an underlying asset may be connected with its prior ownership by, or association with, a certain person or group or in connection with certain pop culture events or films. In the event that such person or group loses public affection, then this may adversely impact the value of the underlying asset and, therefore, the series that relates to such underlying asset.

Risks Related to Potential Conflicts of Interest

Management Compensation

None of the compensation set forth under “Management Compensation” was determined by arms’ length negotiations, including the Sourcing Fee, Administrative Fee and Service Fee. It is anticipated that the commissions and profits received by the Managers may be higher or lower depending upon market conditions.

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Managers and Managing Member.

Our operating agreement provides that each of our Managers and Managing Member, in exercising its rights in its capacity as Manager or Managing Member, as applicable, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, the Limited Liability Company Act (the “LLC Act”) or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

Our Manager faces a conflict of interest because the amount they receive for services performed for us is based on our Free Cash Flow, for which they are responsible for calculating.

Our operating agreement provides that each series will pay our Manager or its affiliates a Service. See “Management Compensation” for further details. The calculation of our Free Cash Flows involves certain subjective judgments including determining the amount to set aside for reserves, and assumptions for depreciations or classification of certain cash amounts. Because the calculation of the Free Cash Flow involves subjective judgment, there can be no assurance that the assumptions used by our internal accountants and team members of our Administrative Manager and Asset Manager to calculate our Free Cash Flow, or the resulting Free Cash Flow, will be identical to the assumptions that would be used, or the Free Cash Flow that would be calculated, by an independent consultant. In addition, our Managers may benefit by selling or disposing of our assets at times when our shareholders may be better served by holding our assets or may benefit from increasing the amount of risk in a series in order to increase the amount they may receive in a particular year as their Service Fee.

Conflicts may arise from allocations of income and expenses as between series.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series and certain series may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, including how it may impact our Service Fee, our Managers would be conflicted from acting in the best interests of our company as a whole. While we presently intend to allocate expenses as described in “The Company’s Business—Allocations of Expenses,” our Managers have the right to change this allocation policy at any time without further notice to investors.

There may be conflicting interests among our Managers and investors.

Our Managing Member has the ability to unilaterally amend the operating agreement and allocation policy. As our Managing Member is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as the Administrative Manager of our company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that our Managing Member owes to investors in our company and its series. Therefore, our Managing Member is permitted to act in its own best interests rather than the best interests of the investors. See “The Company’s Business” for more information.

Conflicts may exist between legal counsel, our company, our Asset Managers and their affiliates.

Our legal counsel is also counsel to our Asset Managers and their affiliates, and may serve as counsel with respect to a series. Because such legal counsel represents both our company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, legal counsel may represent such other parties and not our company or a series. Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to our company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with any offering and will not be representing equity holders of our company other than our Asset Managers, although the prospective investors may rely on the opinion of legal counsel with respect to the validity of the securities filed as Exhibit 12.1 to the offering statement. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our securities.

Certain aspect of the compensation structure we have in place for Managers of our series  may lead to conflicts of interest between a series and its investors.

The Manager of a series is entitled to a Service Fee which will generally be 20% of any Free Cash Flow (half of which will go to the Asset Manager of that series, with the remaining half going to the Administrative Manager) (See the “Management Compensation” section this Offering Circular). However, for certain series, the Service Fee may be 50%. Moreover, for many of our series the Service Fee may only be paid at liquidation, after returning capital contributions to our investors. If a series is underperforming, it may be very difficult for the Managers to generate enough cash flow to earn a Service Fee. Further, for certain series, there is a Preferred Return, which would get paid ahead of the Service Fee. This could have an adversely affect the incentives for the series Managers to perform their duties, and may cause they do not perform their duties altogether for a series. Such a result would adversely impact the value of your investment in that particular series.

Our Asset Manager will be the Asset Manager for all of our series may face Conflicts of Interest resulting from providing services to our series and to other entities to which the Asset Managers provide services.

StartEngine Assets is also the Asset Manager for other affiliated companies, and may perform similar services for other companies and entities. There is a risk that our Asset Managers will not allocate desirable time to working on your series, including arranging for timely liquidations or devising a way to monetize the series prior to a liquidation.

Risks Relating to the Offering and Ownership of Our Series Shares

We intend to have our securities quoted on a new alternative trading system (“ATS”), and there can be no assurances that any public market will ever develop; even if developed, trading is likely to be subject to significant price fluctuations.

The only formal marketplace for the resale of our securities will be StartEngine Secondary, an ATS operated by our affiliate, StartEngine Primary LLC. StartEngine Secondary is a new entrant to the alternative trading system market and our securities have yet to be resold on the ATS. Consequently, there can be no assurances as to whether:

•	any market for shares in any series will develop;

•	the price at which shares for a series will trade; or

•	the extent to which investors in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investments. Until an orderly market develops in the shares of any series, if ever, the price at which they trade is likely to fluctuate significantly. Prices for shares in a series will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for those shares, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of our company and a particular series and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of a series. We cannot assure you that trading prices for shares of a particular series will not be significantly lower than the price at which such securities are sold in this offering.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under our operating agreement or subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the operating agreement or subscription agreement.

Investors in this offering will be bound by our operating agreement, which establishes the rights of members and rules for governance of our company. Under Section 15.08 of our operating agreement, investors waive the right to a jury trial of any claim they may have against our company arising out of or relating to the operating agreement, or the action of becoming an interest holder in a series. This includes legal actions that include claims based on federal securities laws. In addition, investors in this offering will also execute a subscription agreement with a similar jury trial waiver. By subscribing to an offering of a series, the investor signs the subscription agreement by which the investor agrees to adhere to the operating agreement, under both of which such investor waives their right to our jury trial.

If we opposed a jury trial demand based on one of the waivers, a court would determine whether such waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement and subscription agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to each of the operating agreement and subscription agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against our company in connection with matters arising under the operating agreement and/or subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against our company. If a lawsuit is brought against our company under the operating agreement or subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the either agreement with a jury trial. No condition, stipulation or provision of the either agreement serves as a waiver by any member of a series or by our company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to those in the operating agreement and subscription agreement.

Our operating agreement and subscription agreement have forum selection provisions that requires that certain disputes be resolved in the Court of Chancery of the State of Delaware, regardless of convenience or cost to shareholders.

Under our subscription agreement and under Section 15.08 of our operating agreement, shareholders are required to resolve disputes related to the governance of our company in the Court of Chancery located in the State of Delaware. The forum selection provision in our operating agreement applies to any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of shareholders to a series of our company. The forum selection provision in our subscription agreement applies to all actions or proceedings relating to the subscription agreement.

Our operating agreement and subscription agreement further provide that, should the Court of Chancery in the State of Delaware not have jurisdiction over the matter, the suit, action, or proceeding may be brought in the appropriate federal or state court located in the State of Delaware. We intend for these forum selection provisions to also apply to claims brought under federal securities law. Our company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.

The forum selection provisions in our operating agreement and subscription agreement may limit shareholders’ ability to obtain a favorable judicial forum for disputes with us our Managers, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in the Chancery Court of Delaware, or alternatively in a competent court in the State of Delaware, if applicable, may also create additional expense for any person contemplating an action against our company, or limit the access to information to undertake such an action, further discouraging lawsuits.

It is also possible that, notwithstanding the forum selection clauses included in our operating agreement and subscription agreement, a court could rule that such provisions are inapplicable or unenforceable. Alternatively, if a court were to find one or both provisions inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to those in the operating agreement and subscription agreement.

If our series limited liability structure is not respected, then investors may have to share in any liabilities of our company with all investors and not just those who hold the same series of interests as them.

Our company is structured as a Delaware series limited liability company that issues different series of interests for each underlying asset or group of underlying assets. Each series of interest will merely be a separate series and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of our company generally where the assets of such other series of interests or of our company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of our company are not allocable to a specific series of interests, they will be borne proportionately across all of the series of interests. Although our Managing Member (with assistance from the Administrative Manager) will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “The Company’s Business—Allocations of Expenses”), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of shares of our company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

DILUTION

Under our operating agreement, we have authority to issue an unlimited number of additional shares or other securities in each series. After your investment in this offering, the Managing Member may elect to: (i) sell additional shares in this or future public offerings (whether on Form 1-A or otherwise), (ii) issue equity interests in private offerings or (iii) issue shares for payment as compensation our Managers or third-parties. To the extent we issue additional shares in a series after your purchase shares of that series in this offering, your percentage ownership interest in that series will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you could also experience dilution in the book value and fair value of your shares.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

We are offering, on a best efforts basis, the shares (consisting of membership interests) of each of the series of our company in the “Series Offering Table” beginning on page 9 of this Offering Circular. The offering price for each series was determined by our Administrative Manager.

The minimum subscription by an investor is listed in the “Series Offering Table” and the maximum subscription by any investor is for interests representing 5% of the total interests of a particular series, although such minimum and maximum thresholds may be waived or modified by our Administrative Manager in its sole discretion.

For up to the first thirty days of an offering of a series, the Administrative Manager may choose, in its sole discretion, to open the offering of a series exclusively to members of the StartEngine OWNers bonus program. During this period, the entire offering of a series will be available to be purchased exclusively to members of the StartEngine OWNers bonus program. The StartEngine OWNers bonus program is a voluntary membership program offered by StartEngine Crowdfunding, Inc., whereby any member may get access to certain perks and benefits of offerings taking place through the StartEngine Platform. Further, membership does not create any requirements or obligations for members other than payment of the annual fee. Members enroll in the program for an annual fee of $275. Membership will auto renew every year. A member of the program can cancel their membership at any time. Once the member cancels, their membership will expire on the next anniversary of their membership. For purposes of an offering of a series where the Administrative Manager makes the offering exclusive to members for a period of time, any person who is a member of the StartEngine OWNers bonus program at the time of investment would be determined to be eligible to invest as a member of the OWNers bonus program.

There will be a separate closing with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of shares offered for a series have been accepted or (ii) a date determined by our Administrative Manager in its sole discretion, provided that subscriptions for the minimum number of shares offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Administrative Manager in its sole discretion, or (ii) any date on which our Administrative Manager elects to terminate the offering for a particular series in its sole discretion. In the case where the company enters into a purchase option agreement, an offering may never be launched, or a closing may not occur, in the case the company does not exercise the purchase option before the purchase option agreement’s expiration date, or the expiration date is not extended.

StartEngine Assets LLC (our Managing Member and Administrative Manager) may or purchase shares offered in a series’ offering for the same price as all other investors, subject to the same minimum and maximum investment thresholds as other investors in that offering, although such minimum and maximum thresholds may be waived or modified by StartEngine Assets in its sole discretion.

The company is initially offering its securities in all states other than Florida and Texas. The company may choose to make the appropriate filings to become an “issuer-dealer” in these states, or to record company officers as agents, in which case it will start to sell in those states. In the event the company makes arrangements with a broker-dealer (including an affiliated broker-dealer) to sell into these or other states, it will file a Supplement to this Offering Circular.

The company’s Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the startengine.com website.

Process of Subscribing

After the Commission has qualified the offering statement, we will accept tenders of funds to purchase the shares of series of our company. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the offering for a particular series is open for investment.

Provided that subscriptions for the minimum number of interests offered for a series have been received, the company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). However, to the extent a series has the same minimum and maximum, the company will undertake a single closing for investors in that series. Investors may subscribe by tendering funds by wire, credit, or debit card or ACH transfer to the escrow account to be set up by the Escrow Agent. Tendered funds will remain in escrow until closing has occurred. Upon closing, funds tendered by investors will be made available to the company for its use.

Investors will be required to complete a subscription agreement in order to invest in a particular series. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The subscription procedure is summarized as follows:

1.	Go to the company’s page on www.startengine.com/assets and click on the “Invest Now” button;
2.	Complete the online investment form;

3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified account;
4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a subscription agreement.

The company has entered into an Escrow Services Agreement with Prime Trust LLC (“Prime Trust” or the “Escrow Agent”). Prime Trust is a Nevada registered trust company that offers escrow services as well as an integrated technology platform for processing investment transactions. The company has agreed to pay Prime Trust: (i) technology transaction fee of $2.50 per for each subscription processed regardless if the company accepts the investment, (ii) $250 for escrow account set up fee, (iii) $25 per month for so long as the offering is being conducted, (iv) for investments over $2,000, $2 per domestic investor (individual) and $5 per domestic investor (entity) for anti-money laundering check (up to $60 for international investors (individuals) and $75 for international investors (entities)), (v) $3.00 per investor (one-time accounting fee upon receipt of funds), and (vi) any applicable fees for fund transfers (ACH $1, check $10, wire $15 or $35 for international). Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as Offering Expenses.

Investor funds will be held by the Escrow Agent pending closing or termination of the offering.  All subscribers will be instructed by the company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering for a particular series at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

Prime Trust is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of Prime Trust’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this offering. All inquiries regarding this offering or escrow should be made directly to the company.

In the event that the company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

No Selling Security holders

No securities are being sold for the account of security holders. All net proceeds of this offering will go to the company.

Transfer Agent and Registrar

The company has engaged StartEngine Secure LLC, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis. StartEngine Secure LLC is an affiliate of our company and its Managers.

Provisions of Note in Our Subscription Agreement

While there is a separate subscription agreement that will be used in connection with each series’ offering, the same form of subscription agreement will be used for each series. Our “form” subscription agreement includes forum selection provisions that require any claims against the company based on the subscription agreement not arising under the federal securities laws to be brought in a court of competent jurisdiction in the State of Delaware. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted these provisions to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers not to lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the company.

Jury Trial Waiver

While there is a separate subscription agreement that will be used in connection with each series’ offering, the same form of subscription agreement will be used for each series. Our “form” subscription agreement includes forum selection and jury waiver provisions. See, “Securities Being Offered – Exclusive Jurisdiction” and “Securities Being Offered – Waiver of Right to Trial by Jury” and for more information on these provisions.

USE OF PROCEEDS TO ISSUER

The allocation of the net proceeds of each offering set forth below represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Managers of each series reserve the right to modify the use of proceeds based on the factors set forth below. Neither our company nor any series are expected to keep any of the proceeds from any offering. In the event that less than the maximum number of shares are sold in connection with any offering, our Administrative Manager may pay, and not seek reimbursement for, any Brokerage Fees and Acquisition Expenses.

Series Wine #2005LPIN

The table below sets forth our estimated use of proceeds from this Series Wine #2005LPIN offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$48,777.30	83.34%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$9,752.70	16.66%
Total Fees and Expenses	$58,530.00	100.0%
Total Proceeds	$58,530.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2005LPIN Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.66% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Wine #2005LPIN reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2015HBRI

The table below sets forth our estimated use of proceeds from this Series Wine #2015HBRI offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$34,480.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$6,900.00	16.67%
Total Fees and Expenses	$41,380.00	100.0%
Total Proceeds	$41,380.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2015HBRI Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Wine #2015HBRI reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2000EGLC

The table below sets forth our estimated use of proceeds from this Series Wine #2000EGLC offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$43,688.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$8,742.00	16.67%
Total Fees and Expenses	$52,430.00	100.0%
Total Proceeds	$52,430.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2000EGLC Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Wine #2000EGLC reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2016CHAM

The table below sets forth our estimated use of proceeds from this Series Wine #2016CHAM offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$4,303.22	83.40%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$856.78	16.60%
Total Fees and Expenses	$5,160.00	100.0%
Total Proceeds	$5,160.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2016CHAM Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)

The Administrative Manager of our company will receive a sourcing fee of 16.60% of  the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Wine #2016CHAM reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2016BONMA

The table below sets forth our estimated use of proceeds from this Series Wine #2016BONMA offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$24,141.20	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$4,828.80	16.67%
Total Fees and Expenses	$28,970.00	100.0%
Total Proceeds	$28,970.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2016BONMA Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Wine #2016BONMA reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2016MUSIG

The table below sets forth our estimated use of proceeds from this Series Wine #2016MUSIG offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$17,691.74	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$3,538.26	16.67%
Total Fees and Expenses	$21,230.00	100.0%
Total Proceeds	$21,230.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2016MUSIG Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)

The Administrative Manager of our company will receive a sourcing fee of 16.67%  of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Wine #2016MUSIG reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2009PETRUS

The table below sets forth our estimated use of proceeds from this Series Wine #2009PETRUS offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$49,470.00	83.34%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$9,890.00	16.66%
Total Fees and Expenses	$59,360.00	100.0%
Total Proceeds	$59,360.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2009PETRUS Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.66% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Wine #2009PETRUS reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2010PETRUS

The table below sets forth our estimated use of proceeds from this Series Wine #2010PETRUS offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$49,608.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$9,922.00	16.67%
Total Fees and Expenses	$59,530.00	100.0%
Total Proceeds	$59,530.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2010PETRUS Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Wine #2010PETRUS reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Art #WARHOLMARILYN

The table below sets forth our estimated use of proceeds from this Series Art #WARHOLMARILYN offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$252,000.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$50,400.00	16.67%
Total Fees and Expenses	$302,400.00	100.0%
Total Proceeds	$302,400.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Art #WARHOLMARILYN Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Art #WARHOLMARILYN reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Art #LICHTENSTEINSWEET

The table below sets forth our estimated use of proceeds from this Series Art #LICHTENSTEINSWEET offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$163,800.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$32,760.00	16.67%
Total Fees and Expenses	$196,560.00	100.0%
Total Proceeds	$196,560.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Art #LICHTENSTEINSWEET Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)

The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Art #LICHTENSTEINSWEET reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Sports #JORDANROOKIE

The table below sets forth our estimated use of proceeds from this Series Sports #JORDANROOKIE offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$360,000.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$72,000.00	16.67%
Total Fees and Expenses	$432,000.00	100.0%
Total Proceeds	$432,000.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Sports #JORDANROOKIE Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Sports #JORDANROOKIE reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Sports #JAMESREFRACTOR

The table below sets forth our estimated use of proceeds from this Series Sports #JAMESREFRACTOR offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$122,400.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$24,480.00	16.67%
Total Fees and Expenses	$146,880.00	100.0%
Total Proceeds	$146,880.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Sports #JAMESREFRACTOR Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

Series Sports #JAMESREFRACTOR reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Art #INDIANALOVE

The table below sets forth our estimated use of proceeds from this Series Art #INDIANALOVE offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$275,000.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$55,000.00	16.67%
Total Fees and Expenses	$330,000.00	100.0%
Total Proceeds	$330,000.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Art #INDIANALOVE Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)

The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, a form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, the Administrative Manager will advance the series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 33,000 shares of Series Art #INDIANALOVE will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Art #INDIANALOVE reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Art #HIRSTDOTS

The table below sets forth our estimated use of proceeds from this Series Art #HIRSTDOTS offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$504,000.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$100,800.00	16.67%
Total Fees and Expenses	$604,800.00	100.0%
Total Proceeds	$604,800.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Art #HIRSTDOTS Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, a form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, the Administrative Manager will advance the series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 60,480 shares of Series Art #HIRSTDOTS will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Art #HIRSTDOTS reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Sports #JACKIEROOKIE

The table below sets forth our estimated use of proceeds from this Series Sports #JACKIEROOKIE offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$444,000.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$88,800.00	16.67%
Total Fees and Expenses	$532,800.00	100.0%
Total Proceeds	$532,800.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Sports #JACKIEROOKIE Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)

The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, a form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, the Administrative Manager will advance the series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 53,280 shares of Series Sports #JACKIEROOKIE will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Sports #JACKIEROOKIE reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Comics #BATMAN

The table below sets forth our estimated use of proceeds from this Series Comics #BATMAN offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$240,000.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$48,000.00	16.67%
Total Fees and Expenses	$288,000.00	100.0%
Total Proceeds	$288,000.00	100.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Comics #BATMAN Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 28,800 shares of Series Comic #BATMAN will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Comics #BATMAN reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2012CRISTAL

The table below sets forth our estimated use of proceeds from this Series Wine #2012CRISTAL offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$9,960.00	83.35%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$1,990.00	16.65%
Total Fees and Expenses	$11,950.00	100.00.0%
Total Proceeds	$11,950.00	100.00.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2012CRISTAL Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.65% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 2,390 shares of Series Wine #2012CRISTAL will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Wine #2012CRISTAL reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2008DOMP

The table below sets forth our estimated use of proceeds from this Series Wine #2008DOMP offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$15,870.00	83.35%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$3,170.00	16.65%
Total Fees and Expenses	$19,040.00	100.00.0%
Total Proceeds	$19,040.00	100.00.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2008DOMP Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.65% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 1,904 shares of Series Wine #2008DOMP will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Wine #2008DOMP reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2012DOMP

The table below sets forth our estimated use of proceeds from this Series Wine #2012DOMP offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$12,270.00	83.36%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$2,450.00	16.64%
Total Fees and Expenses	$14,720.00	100.00.0%
Total Proceeds	$14,720.00	100.00.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2012DOMP Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.64% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 7,360 shares of Series Wine #2012DOMP will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Wine #2012DOMP reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2006DOMP

The table below sets forth our estimated use of proceeds from this Series Wine #2006DOMP offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$13,524.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$2,706.00	16.67%
Total Fees and Expenses	$16,230.00	100.00.0%
Total Proceeds	$16,230.00	100.00.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2006DOMP Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 8,115 shares of Series Wine #2006DOMP will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Wine #2006DOMP reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2006CONTERNO

The table below sets forth our estimated use of proceeds from this Series Wine #2006CONTERNO offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$15,000.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$3,000.00	16.67%
Total Fees and Expenses	$18,000.00	100.00%
Total Proceeds	$18,000.00	100.00%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2006CONTERNO Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 3,600 shares of Series Wine #2006CONTERNO will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Wine #2006CONTERNO reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2006RAYAS

The table below sets forth our estimated use of proceeds from this Series Wine #2006RAYAS offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$13,400.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$2,680.00	16.67%
Total Fees and Expenses	$16,080.00	100.00.0%
Total Proceeds	$16,080.00	100.00.0%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2006RAYAS Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 8,040 shares of Series Wine #2006RAYAS will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Wine #2006RAYAS reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2013HARLAN

The table below sets forth our estimated use of proceeds from this Series Wine #2013HARLAN offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$7,000.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$1,400.00	16.67%
Total Fees and Expenses	$8,400.00	100.00%
Total Proceeds	$8,400.00	100.00%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2013HARLAN Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 1,050 shares of Series Wine #2013HARLAN will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Wine #2013HARLAN reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2013MARCASSIN

The table below sets forth our estimated use of proceeds from this Series Wine #2013MARCASSIN offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$5,500.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$1,100.00	16.67%
Total Fees and Expenses	$6,600.00	100.00%
Total Proceeds	$6,600.00	100.00%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2013MARCASSIN Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 1,320 shares of Series Wine #2013MARCASSIN will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Wine #2013MARCASSIN reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2015ROMANEE

The table below sets forth our estimated use of proceeds from this Series Wine #2015ROMANEE offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$60,000.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$12,000.00	16.67%
Total Fees and Expenses	$72,000.00	100.00%
Total Proceeds	$72,000.00	100.00%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2015ROMANEE Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 12,000 shares of Series Wine #2015ROMANEE will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Wine #2015ROMANEE reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Wine #2011CRIOTS

The table below sets forth our estimated use of proceeds from this Series Wine #2011CRIOTS offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$45,000.00	83.33%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$9,000.00	16.67%
Total Fees and Expenses	$54,000.00	100.00%
Total Proceeds	$54,000.00	100.00%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Wine #2011CRIOTS Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 16.67% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 10,800 shares of Series Wine #2011CRIOTS will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Wine #2011CRIOTS reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Art #BANKSYLAUGH

The table below sets forth our estimated use of proceeds from this Series Art #BANKSYLAUGH offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$140,000.00	90.09%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$15,400.00	9.91%
Total Fees and Expenses	$155,400.00	100.00%
Total Proceeds	$155,400.00	100.00%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Art #BANKSYLAUGH Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 9.91% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 19,425 shares of Series Art #BANKSYLAUGH will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Art #BANKSYLAUGH reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

Series Comics #SUPERMAN

The table below sets forth our estimated use of proceeds from this Series Comics #SUPERMAN offering.

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of the Asset Cost	$240,000.00	80.00%
Offering and Formation Expenses (1)	$0	0%
Acquisition Expenses (2)	$0	0%
Sourcing Fee (3)	$60,00.00	20.00%
Total Fees and Expenses	$300,000.00	100.00%
Total Proceeds	$300,000.00	100.00%

(1)	Our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses in connection with the offering of Series Comics #SUPERMAN Shares.

(2)	Represents costs incurred in connection with the initial acquisition of the asset other than the cost to acquire the asset itself.

(3)	The Administrative Manager of our company will receive a sourcing fee of 20.00% of the gross offering proceeds (including amounts received from the Administrative Manager) as compensation for due diligence services in evaluating, investigation and discovering the underlying assets. The Sourcing Fee is subject to change or may be waived in sole discretion of the Administrative Manager.

We intend to use a portion of the proceeds from the initial closing of this Offering to, acquire the underlying asset, and if and to the extent such proceeds are less than the total fees and expenses, pursuant to an intercompany agreement, the form of which is filed as Exhibit 6.2 to the offering statement of which this Offering Circular forms an integral part, The Administrative Manager will advance the Series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, 60,000 shares of Series Comics #SUPERMAN will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

Series Comics #SUPERMAN reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

THE UNDERLYING ASSETS

The discussions contained in this Offering Circular relating to the underlying wine assets of our series, the wineries, and their related industries are taken from third-party sources that we believe to be reliable, and we believe that the information from such sources contained herein is reasonable, and that the factual information is fair and accurate. The discussions contained in this Offering Circular relating to the underlying collectible assets of our series were provided by the asset sellers and the information on their related industries are taken from third-party sources, for those source we believe them to be reliable, and we believe that the information from such sources contained herein is reasonable, and that the factual information is fair and accurate.

Series Wine #2005LPIN

The Asset

Series Wine #2005LPIN intends to purchase Le Pin, Pomerol 2005 (12 Bottles). Le Pin (so small it isn’t even a Chateaux) has one of the most miniscule productions in all of wine, let alone Bordeaux. Only 400-600 cases are made each year of this highly scoring wine (rated a 97/100 by Jeff Leve from The Wine Cellar Insider and 95/100 by Robert Parker of the Wine Advocate) this plush and decadent Merlot based wine from Pomerol, Bordeaux.

Purchase Details

Series Wine #2005LPIN intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the wine assets described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the wine asset described above on September 17, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2015HBRI

The Asset

Series Wine #2015HBRI intends to purchase Chateau Haut-Brion Premier Cru Classe, Pessac-Leognan 2015 (60 bottles). Chateau Haut Brion is one of the legendary first growths in Bordeaux and considered the most distinct, due to its illustrious history, distinct flavor profile and unusual bottle shape. 2015 is considered to be an exceptionally good vintage, and the ’15 Haut Brion received a perfect 100 point critic’s rating (rated a 100/100 by both Jeff Leve from The Wine Cellar Insider and Robert Parker of the Wine Advocate).

Purchase Details

Series Wine #2015HBRI intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the wine assets described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the wine asset described above on September 4, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2000EGLC

The Asset

Series Wine #2000EGLC intends to purchase Chateau L’Eglise-Clinet, Pomerol 2000 (96 bottles). Chateau l’Eglise Client is a small producer in Pomerol, Bordeaux with an annual production of only 1500 cases. While this estate does not have the storied history of its Bordeaux brethren, in recent years thanks to superstar winemaker Denis Durantou, l’Eglise Client has been the 2nd highest scoring wine in the entire region. The 00 l’Eglise Client received a 97 point score by both Jeff Leve from The Wine Cellar Insider and Robert Parker of the Wine Advocate).

Purchase Details

Series Wine #2000EGLC intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the wine assets described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the wine asset described above on September 16, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2016CHAM

The Asset

Series Wine #2016CHAM intends to purchase Domaine Georges Roumier, Chambolle-Musigny Premier Cru, Les Amoureuses (1 bottle). Domaine Georges Roumier is a historic, family run estate located in the small village of Chambolle in Burgundy. The name is synonymous with tradition and quality, and their wines are cult classics in the world of wine. Roumier only makes about 100-150 cases of the Amoureuses each year. 2016 is considered an exceptional Burgundy vintage.

Purchase Details

Series Wine #2016CHAM intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the wine assets described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the wine asset described above on September 24, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2016BONMA

The Asset

Series Wine #2016BONMA intends to purchase Domaine Georges Roumier, Bonnes Mares Grand Cru 2016 (12 bottles). Domaine Georges Roumier is a historic, family run estate located in the small village of Chambolle in Burgundy. The name is synonymous with tradition and quality, and their wines are cult classics in the world of wine. They make wine from small plots around Chambolle, with the Grand Cru Bonnes Mares vineyard considered one of the very best.

Purchase Details

Series Wine #2016BONMA intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the wine assets described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the wine asset described above on September 24, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2016MUSIG

The Asset

Series Wine #2016MUSIG intends to purchase Domaine Georges Roumier, Musigny Grand Cru 2016 (1 bottle). Georges Roumier is a historic, family run estate located in the small village of Chambolle in Burgundy. The name is synonymous with tradition and quality, and their wines are cult classics in the world of wine. There are only 350 bottles made of Roumier Musigny each year and it hardly ever comes to the open market. The wine trades as one of the most expensive in any category and over any vintage.

Purchase Details

Series Wine #2016MUSIG intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the wine assets described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the wine asset described above on September 24, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2009PETRUS

The Asset

Series Wine #2009PETRUS intends to purchase Chateau Petrus 2009 (12 bottles). Chateau Petrus is small estate in the hamlet of Pomerol, Bordeaux. Petrus is consistently one of the most expensive wine sold in Bordeaux with only 2-4,000 cases made each year dependent on the quality of the growing season. 2009 is considered an opulent vintage, and received a perfect 100 point critic’s score by Robert Parker of The Wine Advocate.

Purchase Details

Series Wine #2009PETRUS intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the wine assets described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the wine asset described above on October 13, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2010PETRUS

The Asset

Series Wine #2010PETRUS intends to purchase Chateau Petrus 2010 (12 bottles). Chateau Petrus is small estate in the hamlet of Pomerol, Bordeaux. Petrus is consistently one of the most expensive wine sold in Bordeaux with only 2-4,000 cases made each year dependent on the quality of the growing season.The 2010 Petrus again received a perfect 100 point critic’s score from Robert Parker of The Wine Advocate.

Purchase Details

Series Wine #2010PETRUS intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the wine assets described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the wine asset described above on October 13, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Art #WARHOLMARILYN

The Asset

Series Art #WARHOLMARILYN intends to purchase Andy Warhol, Marilyn, 1967, screenprint in colors, 36 x 36 inches, edition of 250. Andy Warhol’s Marilyn Monroe is one of the most recognizable images in art history. Warhol created his first paintings depicting the famous star just after her tragic death in 1962. In 1967, Warhol created his first Marilyn screenprints in what is now his signature squared portrait style. This specific colorway, affectionately called the “Black Marilyn” is considered by most to be the most valuable of the ten different colorway screen prints Warhol made for the portfolio. Limited to only 250 in the edition (there were also 26 artists proofs) has made this work incredibly rare and sought after, and as a result, commands increased attention when offered in the marketplace.

Purchase Details

Series Art #WARHOLMARILYN intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the asset described above on October 21, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Asset

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our Art assets for a minimum of one year and a maximum of twenty years. We intend to pay distributions to the extent we sell the asset. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the art market, please see “The Company’s Business – Alternative Assets Markets.”

Series Art #LICHTENSTEINSWEET

The Asset

Series Art #LICHTENSTEINSWEET intends to purchase Roy Lichtenstein, Sweet Dreams Baby, 1965, screenprint in colors, 38 x 28 inches, edition of 200. As a pioneer of the Pop Art movement Roy Lichtenstein popularized his use of Benday dots inspired by comics books in his artworks. Sweet Dreams Baby! Is a classic Lichtenstein image featuring his highly contrasted primary color palette, the deafening “POW!”, comic strip violence and the all important speech balloon which titles the work. Made in 1965, this artwork is one of Lichtenstein’s first screenprints and considered by many to be the first that features what would later become all his Pop elements in a single composition. There are 150 examples of this work (there were also approximately 5 artist’s proofs), making it extremely hard to find, as many examples sit in the collections of the MoMA, the National Gallery of Art, and the Whitney Museum amongst others.

Purchase Details

Series Art #LICHTENSTEINSWEET intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the asset described above on October 21, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Asset

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our Art assets for a minimum of one year and a maximum of twenty years. We intend to pay distributions to the extent we sell the asset. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the art market, please see “The Company’s Business – Alternative Assets Markets.”

Series Sports #JORDANROOKIE

The Asset

Series Sports #JORDANROOKIE intends to purchase Michael Jordan, Fleer #57, 1986 (Rookie Card), PSA 10. Few sports trading cards are as famous as the 1986 Fleer Michael Jordan Rookie Card. The portrayal of Jordan, suspended in mid air, his expectant dunk just moments away has permeated society and pop culture. Condition is crucial for the Jordan Rookie Card due to border prone to chipping and low quality cardstock. This card is graded a PSA 10, the highest possible score, asserting that it is in Gem Mint condition. There are only 319 cards known to be in this condition and as a result it is often used as a barometer for the entire sports card market.

Purchase Details

Series Sports #JORDANROOKIE intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the asset described above on October 23, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Asset

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our Sports assets for a minimum of one year and a maximum of twenty years. We intend to pay distributions to the extent we sell the asset. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the sports market, please see “The Company’s Business – Alternative Assets Markets.”

Series Sports #JAMESREFRACTOR

The Asset

Series Sports #JAMESREFRACTOR intends to purchase LeBron James, Topps Chrome Refractors #111, 2003-04 (Rookie Card), BGS 10. Topps Chrome is possibly the most important series in the history of modern basketball cards. Started in the 1996-97 season and lasting until the 2009-10 season Topps Chrome is possibly one of the most important products in the history of modern basketball. One of the most widely sought after rookie cards of all time comes from the 2003-04 season, #111 the LeBron James rookie card. This card is a BGS 10 which denotes the card is in pristine condition, of which there are only 38 known in existence.

Purchase Details

Series Sports #JAMESREFRACTOR intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the offering amount for this series’ offering. StartEngine Assets purchased the asset described above on October 23, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Asset

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our Sports assets for a minimum of one year and a maximum of twenty years. We intend to pay distributions to the extent we sell the asset. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the sports market, please see “The Company’s Business – Alternative Assets Markets.”

Series Art #INDIANALOVE

The Asset

Series Art #INDIANALOVE intends to purchase Robert Indiana, LOVE (Blue and Red), 1966/2001, Polychrome Aluminum, 18 x 18 inches, Edition 2/8. In 1965 the Museum of Modern Art in New York commissioned Robert Indiana to create an image for a Christmas card. The image was an instant success, launching Indiana’s success as an artist, and leading to the image being reproduced in many different color palates and on prints, paintings, sculptures, banners, rings, tapestries, and stamps. Some of the better known examples of the work are located in major cities across the world like that which stands at the corner of 55th street and 6th avenue in New York City. This sculpture features the Blue and Red colorway and is from an edition of 8.

Purchase Details

Series Art #INDIANALOVE intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on November 18, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Asset

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our Art assets for a minimum of one year and a maximum of twenty years. We intend to pay distributions to the extent we sell the asset. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the art market, please see “The Company’s Business – Alternative Assets Markets.”

Series Art #HIRSTDOTS

The Asset

Series Art #HIRSTDOTS intends to purchase Damien Hirst, Loperamide, 2005, Household Gloss on canvas, 63 x 45 inches. Damien Hirst is a British artist who was a founder of the YBA (Young British Artist) movement in the 1980’s and 1990’s. He is well known for preserving dead animals such as his now infamous The Physical Impossibility of Death in the Mind of Someone Living, where Hirst preserved and suspended a tiger shark. This work, called Loperamide, is from his spot paintings, where Hirst explores contemporary cultures reliance on pharmaceuticals and drugs. This is a unique painting from that series.

Purchase Details

Series Art #HIRSTDOTS intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on November 18, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Asset

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our Art assets for a minimum of one year and a maximum of twenty years. We intend to pay distributions to the extent we sell the asset. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the art market, please see “The Company’s Business – Alternative Assets Markets.”

Series Sports #JACKIEROOKIE

The Asset

Series Sports #JACKIEROOKIE intends to purchase Jackie Robinson, Leaf #79, 1948-1949, (Rookie Card), PSA 8. Few athletes in American sports history are more important than Jackie Robinson, the man who took the dangerous first step across baseball’s shameful color line. While his career as a great baseball player is important it out outweighed by the significance of his entry to into professional baseball which would in turn change the history of sports and the careers of many. Over fifteen hundred submissions have been presented to the experts at PSA for grading, but only eight have received a better assessment than this example, a PSA 8.

Purchase Details

Series Sports #JACKIEROOKIE intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on November 18, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Asset

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our Art assets for a minimum of one year and a maximum of twenty years. We intend to pay distributions to the extent we sell the asset. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the art market, please see “The Company’s Business – Alternative Assets Markets.”

Series Comics #BATMAN

The Asset

Series Comics #BATMAN intends to purchase Batman #1, DC, 1940, CGC 2.0. Few comic book characters have permeated contemporary culture like Batman. Before becoming a staple of society via films, various media and merchandise, Batman appeared in Detective Comics #27 in 1939. It took a year for the character to merit its own comic books series. This example is the Batman #1 is iconic for its portrayal of the Dark Night and his side kick, as well as the first appearance of their archnemesis Joker. Only 280 copies of the book have been submitted to CGC for grading. This example has been graded at 2.0 by CGC making it incredibly desirable.

Purchase Details

Series Comics #BATMAN intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on November 18, 2021. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Asset

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our Art assets for a minimum of one year and a maximum of twenty years. We intend to pay distributions to the extent we sell the asset. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the art market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2012CRISTAL

The Asset

Series Wine #2012CRISTAL intends to purchase Cristal 2012 (12 bottles). Antonio Galloni, from Vinous gave the 2012 Cristal 98 points.  Today, Cristal is made with 60% Pinot Noir and 40% Chardonnay.  It is made only in the very best vintages. Champagne is a sparkling wine produced in the Champagne region of France, located two hours east of Paris.  Specific and rigorous rules mandate that all trademarked Champagne sold must come from approved vineyards within the boundaries of the region, be made from specific grapes (Pinot Noir, Chardonnay and Pinot Meunier primarily), and be vinified in the classic double fermentation method with the second fermentation taking place inside the actual bottle. Though relatively small in size, Champagne hosts every type of producer from the large multinational luxury house to the small family run grape grower.

Purchase Details

Series Wine #2012CRISTAL intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on February 2, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2008DOMP

The Asset

Series Wine #2008DOMP intends to purchase 10 bottles of 2008 Dom Perignon.  Critics Jeb Dunnuck, James Suckling and Antonio Galloni of Vinous media all awarded ‘08 Dom Perignon with a 98 point score.  Champagne is a sparkling wine produced in the Champagne region of France, located two hours east of Paris.  Specific and rigorous rules mandate that all trademarked Champagne sold must come from approved vineyards within the boundaries of the region, be made from specific grapes (Pinot Noir, Chardonnay and Pinot Meunier primarily), and be vinified in the classic double fermentation method with the second fermentation taking place inside the actual bottle. Though relatively small in size, Champagne hosts every type of producer from the large multinational luxury house to the small family run grape grower.

Purchase Details

Series Wine #2008DOMP intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on February 7, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2012DOMP

The Asset

Series Wine #2012DOMP intends to purchase 10 Bottles of the 2012 Dom Perignon.  Antonio Galloni, from Vinous awarded the 2012 DP a 97 point review.  Champagne is a sparkling wine produced in the Champagne region of France, located two hours east of Paris.  Specific and rigorous rules mandate that all trademarked Champagne sold must come from approved vineyards within the boundaries of the region, be made from specific grapes (Pinot Noir, Chardonnay and Pinot Meunier primarily), and be vinified in the classic double fermentation method with the second fermentation taking place inside the actual bottle. Though relatively small in size, Champagne hosts every type of producer from the large multinational luxury house to the small family run grape grower.

Purchase Details

Series Wine #2012DOMP intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on January 19, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2006DOMP

The Asset

Series Wine #2006DOMP intends to purchase 10 Bottles of the 2006 Dom Perignon.  Critic James Suckling, from James Suckling, gave the 2006 a 97 point review.  Champagne is a sparkling wine produced in the Champagne region of France, located two hours east of Paris.  Specific and rigorous rules mandate that all trademarked Champagne sold must come from approved vineyards within the boundaries of the region, be made from specific grapes (Pinot Noir, Chardonnay and Pinot Meunier primarily), and be vinified in the classic double fermentation method with the second fermentation taking place inside the actual bottle. Though relatively small in size, Champagne hosts every type of producer from the large multinational luxury house to the small family run grape grower.

Purchase Details

Series Wine #2006DOMP intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on February 10, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2006CONTERNO

The Asset

Series Wine #2006CONTERNO intends to purchase 1 bottle of the Giacomo Conterno, Barolo, Monfortino Riserva 2006. Giacomo Conterno is one of the oldest estates in Piedmont, founded in the 1920’s and still under continuous family ownership. The estate is known for its great Barolos, Cascina Francia and Monfortino Riserva.  The latter is produced only in the very best of vintages and aged at least 7 years in large oak ‘botti.’ We believe this is regarded as one of the most rare Barolos produced, with an average of 600 cases only produced in chosen vintages. The 2006 Monfortino Riserva achieved a score of 98-100 from Robert Parker’s Wine Advocate.

Purchase Details

Series Wine #2006CONTERNO intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on February 10, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2006RAYAS

The Asset

Series Wine #2006RAYAS intends to purchase 1 bottle of the Chateau Rayas, Chateauneuf-du-Pape 2009. The 2009 Rayas achieved a 98 point from Robert Parker from the Wine Advocate. Chateau Rayas is a small family estate consisting of 13 hectares founded by the Reynaud family in the late 19th century.  The practices here stand out from other producers in the shared region of Chateauneuf.  The vines face north and the soil contains none of the famous “galets roules.”  Rayas is always 100% Grenache with extremely low yields of 15hl/l.  Fermentation is allowed to begin naturally with no inoculation of yeasts in 80-100-year-old foudres. The wines are aged in unique 450 liter “double-piece” oak casks.  Around 1,100 cases are produced annually.

Purchase Details

Series Wine #2006RAYAS intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on February 9, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2013HARLAN

The Asset

Series Wine #2013HARLAN intends to purchase 6 bottles of the Harlan Estate Red 2013.  Robert Parker, from the Wine Advocate rated the ’13 Harlan a perfect 100 points.  Harlan was founded by Bill Harlan in 1984 with the expressed goal of making a California “First Growth” wine. The property is located within the heart of Napa Valley in Oakville on 240 acres ranging from 225 to 1225 feet above sea level, with only 15% under vine.  Cabernet Sauvignon is the dominant grape, rounded out with Merlot, Cabernet France and Petit Verdot as is common in Bordeaux.  The destemmed grapes are fermented in 100% new French oak and aged for a period of 24-36 months prior to release.  The production depends on the vintage, with an average of 1000-2000 cases per year.  In the 28 vintages of Harlan, 7 have achieved 100 points from Robert Parker’s Wine Advocate with a further 10 scoring 98 or above.

Purchase Details

Series Wine #2013HARLAN intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on February 11, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2013MARCASSIN

The Asset

Series Wine #2013MARCASSIN intends to purchase 12 bottles of the Marcassin Chardonnay Marcassin Vineyard 2013. Robert Parker, from the Wine Advocate gave the 2013 Marcassin Chardonnay a 100 point score. Marcassin is owned and operated by Helen Turley, and located on the Sonoma Coast. The Marcassin Vineyard (which gives the estate its name) is about 20 acres in size, planted 2/3 with Pinot Noir and the remaining with Chardonnay.  The entire range of wines comes out to around 2,000-3,000 cases total.  Marcassin, whose name in French translates to “little young boar,” is sold exclusively to a mailing list of clients.

Purchase Details

Series Wine #2013MARCASSIN intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on February 11, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2015ROMANEE

The Asset

Series Wine #2015ROMANEE intends to purchase 6 bottles of the Domaine Liger Belair La Romanee 2015. William Kelly in The Wine Advocate awarded the 2015 La Romanee a perfect 100 points.  Louis-Michel Liger-Belair founded this Domaine in 2000, but the Liger-Belair family has been making wines in Vosne-Romanee for almost 200 years.  The domaine is small but prestigious and the crown jewel of the vineyard portfolio is La Romanee of which Liger-Belair is the sole owner. All of the wines are farmed using biodynamic principles in the vineyard and minimal intervention in the cellar.  La Romanee is a grand cru vineyard in the village of Vosne in Burgundy.  The smallest of the grand crus at only .845 hectares in size, La Romanee lies directly next to Romanee-Conti, separated only by a small path.  Less than 300 cases of La Romanee are made each year.

Purchase Details

Series Wine #2015ROMANEE intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on February 11, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Wine #2011CRIOTS

The Asset

Series Wine #2011CRIOTS intends to purchase 3 bottles of the Domaine d’Auvenary Criots Batard Montrachet 2011.  Renowned Burgundy critic Allen Meadows, from https://burghound.comf[ gave the 2011 Domaine d’Auvneary a 96 point review.  Domaine d’Auvenary is owned and managed by Madame Lalou Bize-Leroy, the owner of Domaine and Maison Leroy respectively and the former co-owner of Domaine de la Romanee-Conti.  D’Auvenary owns 4 hectares across Burgundy including many of the Grand Crus.  Famed for their biodynamic farming, labor intensive vineyard practices and extremely low yields, d’Auvenay is extremely rare.  The Criots Batard Montrachet numbers only 300 bottles in most vintages. Criots Batard Montrachet is one of the smallest AOCs in all of France, covering just 1.6 hectares of land.  It is the most southerly of the grand cru vineyards with brown limestone soils allowing for good draining.  Chardonnay is exclusively grown here.

Purchase Details

Series Wine #2011CRIOTS intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on February 11, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Wine

Once we acquire the wine, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our wine assets for a minimum of one year, and a maximum of six years. We intend to pay distributions to the extent we sell some or all of our assets. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the wine market, please see “The Company’s Business – Alternative Assets Markets.”

Series Art #BANKSYLAUGH

The Asset

Series Art #BANKSYLAUGH intends to purchase the Banksy, Laugh Now, 2003, Screenprint in colors on wove paper, 27.6 x 19.7 inches, Edition 50 of 150.  The notoriously anonymous Banksy is an England-based artist known for social commentary and political activism rooted in street art and urban art. He has become well known for his subversive and satirical works typically displayed in public view on the sides of buildings, bridges and on outdoor walls around the world. The Laugh Now image holds a historical importance, becoming one of Banky’s first known images worldwide when a different artwork featuring similar imagery sold at auction in 2008 for $500,000, a then milestone for the artist at auction. Laugh Now was first created in 2002 for a nightclub in Brighton, which is usual for the artist who typically creates works in public view on buildings. Banksy has used the monkey as one of his most recognizable and revisited characters and the Laugh Now image in many different artworks. This artwork is a screenprint in colors on wove paper from 2003-2004. This work is from an edition of 150 of the Laugh Now that were signed. The work is signed and dated 04 in black in and numbered 50/150 in pencil in the margin. This work also comes with the all-important certificate of authenticity from Pest Control, Banksy’s official authentication.

Purchase Details

Series Art #BANKSYLAUGH intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on February 16, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Asset

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our Art assets for a minimum of one year and a maximum of twenty years. We intend to pay distributions to the extent we sell the asset. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the art market, please see “The Company’s Business – Alternative Assets Markets.”

Series Comics #SUPERMAN

The Asset

Series Comics #SUPERMAN intends to purchase Superman #1, DC, 1939, CGC 1.8.  Few comic book characters have permeated contemporary culture like Superman. Before becoming a staple of society via films, various media and merchandise, Superman started it all by appeared in Action Comics #1 in June 1938. It took a year for the character to merit its own comic books series. This example is the Superman #1 is iconic for its telling of the origin of Superman and the pin up of Superman on the back cover. Only 165 copies of the book have been submitted to CGC for grading. This example has been graded at 1.8 by CGC making it incredibly desirable.

CGC UNIVERSAL GRADE
1.8
OFF-WHITE Pages
Superman #1
D.C. Comics, Summer 1939
Jerry Siegel story
Joe Shuster cover and art
1968226001
Origin of Superman.
Superman pin-up on back cover.
SUPERMAN
10¢
64 PAGES OF ACTION!
ALL IN FULL COLOR
THE COMPLETE STORY OF THE DARING
EXPLOITS OF THE ONE AND ONLY
SUPERMAN

Imaged by Heritage Auctions, HA.com

Purchase Details

Series Comics #SUPERMAN intends to enter into a purchase agreement with its Asset Manager (StartEngine Assets) on or shortly after the date the minimum offering amount is reached, pursuant to which it will agree purchase from the Asset Manager the asset described above at a purchase price equal to the maximum offering amount for this series’ offering. Following the initial closing, the Administrative Manager intends to advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series. A standard form of the intercompany agreement is included as Exhibit 6.2 to this offering statement of which this Offering Circular forms a part. No interest will accrue on the advance owed to the Administrative Manager. The Company may close the entire Offering at one time or may have multiple closings. If any of the series shares offered remain unsold as of the final closing, such series shares shall be issued to the Administrative Manager in full satisfaction of its advance. StartEngine Assets purchased the asset described above on February 16, 2022. A standard form of the purchase agreement is included as Exhibit 6.1 to this offering statement of which this Offering Circular forms a part.

Management of the Asset

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location (assuming the acquired asset is not already in such a location).

Timing of Distributions

We anticipate holding our Art assets for a minimum of one year and a maximum of twenty years. We intend to pay distributions to the extent we sell the asset. Otherwise, liquidity for investors would be obtained by transferring their interests in a series.

Market

For information on the art market, please see “The Company’s Business – Alternative Assets Markets.”

THE COMPANY’S BUSINESS

Overview

At StartEngine Collectibles Fund I LLC, we believe that alternative assets are capable of delivering quality returns to investors. However, investing in alternative assets can often require significant financial resources and significant knowledge about the underlying assets and the industry. Due to these high barriers to entry, access to investments in alternative assets have been restrained to a fraction of the global economy. Even those that do have access to top quality alternative investments are faced with high fees, lack of transparency, and significant operational overheads. With high transactional costs and low transaction volumes, investors in alternative assets often suffer from illiquidity, resulting in long holding periods that make such investments inaccessible for many investors.

We plan to democratize alternative asset investing by providing access, liquidity and transparency. For different assets classes we have and are gathering a team of individuals with knowledge and experience needed to select and actively manage the assets. Further, we will be utilizing the platform of our parent company, StartEngine Crowdfunding, Inc., to post our offerings under Regulation A to every day investors. Investing in our series will give investors access to alternative assets such as wine, copyright assets, contractual royalty rights, and any other unique or alternative assets (which we call “collectible” assets) that we deem to be valuable.

History and Structure

StartEngine Collectibles Fund I LLC is a series limited liability company formed on October 14, 2020 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series of interests. We intend that each series of interests will own its own underlying assets, which will be works of art or other collectibles. A new series of interests will be issued for future art or collectibles or other alternative assets to be acquired by us.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. As such, the assets of a series include only the assets associated with that series and other related assets (e.g., cash reserves).

Members of our company

Members of our company include owners of shares of our company or shares of our series.

An investor who has purchased shares in one of our series in this offering will become an “Economic Member” of our company (as defined in our operating agreement). No Economic Member, in its capacity as such, will participate in the operation or management of the business of our company or any series, nor transact any business in our company or any series.

Managers of our company

As set forth in its operating agreement, StartEngine Collectibles Fund I LLC has two Managers – a Managing Member, and an Administrative Manager.

Managing Member

StartEngine Assets LLC, a Delaware limited liability company formed on May 18, 2020 is the Managing Member of our company, As Managing Member, it has the full power and authority to do, and direct other Managers of our company or series to do, any and all things it determines to be necessary or appropriate to conduct the business of our company and each series, without the consent of our Economic Members.

In the event of the resignation of our Managing Member of its rights, obligations and respective title as a Managing Member, the non-resigning Managers of our company will nominate a successor Managing Member and the vote of a majority of the shares held by Economic Members will be required to elect a successor Managing Member.

Holders of shares in each series have the right to remove the Managing Member, by a vote of two-thirds of the holders of all shares in each series (excluding our Managing Member), in the event our Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company. If so convicted, our Managing Member shall call a meeting of all of the holders of every series of shares within 30 calendar days of such non-appealable judgment at which the holders may vote to remove our Managing Member as Managing Member of our company and each series. If our Managing Member fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, our Managing Member shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve our company (and therefore each series), the liquidation provisions of the operating agreement shall apply (as described in “Securities Being Offered—Liquidation Rights”). In the event our Managing Member is removed as Managing Member of our company, it shall also immediately cease to be Managing Member of each series.

Administrative Manager

StartEngine Assets LLC is also the Administrative Manager of our company. As the Administrative Manager, StartEngine Assets LLC will be the investor liaison to our company, and will, among other things, assist with communications to our investors, provide shareholder services to our investors, and handle the distributions of dividends, and overseeing our shareholder records. Further the Administrative Manager will source and secure the rights to the underlying assets in each series. StartEngine Assets LLC will coordinate with its affiliates who will serve our company in various capacities, including StartEngine Secure LLC, who will act as our transfer agent, StartEngine Primary LLC, who, through its alternative trading system, StartEngine Secondary LLC, who will facilitate resales of our shares, and StartEngine Crowdfunding, Inc. that owns and operates an online investment platform www.startengine.com where investors will be able to purchase shares of our series.

Other Management Provisions

The Managing Member will generally not be entitled to vote on matters submitted to the holders of our shares.  Our Managing Member will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as Managing Member.

The operating agreement further provides that our Managing Member, in exercising its rights in its capacity as the Managing Member, will be entitled to consider only such shares and factors as it desires, including its own shares, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of shares or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our Managing Member will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Series of our Company

The Managing Member of our company may, at any time and from time to time cause our company to establish in writing (each, a “Series Designation”) one or more series of the company. The terms and conditions for each series established will be set forth in the Series Designation, as applicable, for the series, and the Series Designation will, upon approval by the Managing Member, become a part of our operating agreement.

The Series Designation establishing a series may:

(i)	specify a name or names under which the business and affairs of such series may be conducted;

(ii)	designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of shares of such series and the Members of that series

(iii)	designate or authorize the designation of specific officers of a series.

In the event of a conflict between the terms and conditions of our operating agreement and a Series Designation, the terms and conditions of the Series Designation will control.

Each of the series of our company operates as if it were a separate limited liability company.

Managers of our Series

Our operating agreement requires that each series of our company have an Asset Manager and Administrative Management, which will be StartEngine Assets LLC, unless otherwise set forth in the applicable Series Designation of a series of our company (the terms of which are set by our Managing Member.) The Managing Member is also the Managing Member of each series, but does not intend to govern the day-to-day operations of any series of our company.

Asset Manager

The primary duty of the Asset Manager is to manage the underlying assets related to its series. The Asset Manager has sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset held by a series and to take any action that it deems necessary or desirable in connection therewith. It also is responsible for directing or performing the day-to-day business affairs of a series, including identifying assets for acquisition. StartEngine Assets LLC is the Asset Manager for all our series.

Administrative Manager

Each series must also have an Administrative Manager. Unless otherwise noted in the series designation for a particular series, StartEngine Assets LLC will serve as the Administrative Manager for each series, and will perform substantially the same services as it does for our company.

Our Managing Member has delegated to the series Managers broad asset management and operational powers over the series. In these capacities, the series Managers of a particular series will (among other things):

•	Oversee overall investment strategy, such as investment selection criteria and asset disposition strategies;

•

Serve as the investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of the series assets;

•	Manage and/or perform the various administrative functions necessary for the day-to-day operations and management of the series assets;

•	Provide or arrange for third party administrative services, legal services, office space and other overhead items necessary for and incidental to acquisition, management and disposition of series assets;

•	Maintain reporting, record keeping, internal controls and similar matters with respect to the series assets in a manner to allow our company to comply with applicable law, including the requirements of under Section 18-215 of the LLC Act;

•	Monitor and evaluate the performance of the investments, provide daily management services and perform and supervise the various management and operational functions related to the series assets;

•	Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement and marketing of investments on an overall portfolio basis;

•	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time; and

•	Manage communications with Economic Members.

Other Rights of our Managers

No Managers or any of their Affiliates who hold any shares of any series of the company will be entitled to vote on matters submitted to the shareholders.

Our operating agreement further provides that each Manager of the company or a series, in exercising its rights in its capacity as a Manager, will be entitled to consider only such shares and factors as it desires, including its own shares, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of shares or any of the shareholders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our Managers will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Advisory Board

Our Managing Member may establish an advisory board comprised of experts in a particular industry to provide guidance and strategic advice to our company, or a particular series of our company. For our company, this may be advising on the creation of a particular series with a new asset class focus. For our series, this may be assisting in identifying, acquiring, and managing the particular assets of that series, or advising on other general business matters.

Members of the Advisory Board will not be Managers or officers of our company or any series and will not have any fiduciary or other duties to the shareholders of any series.  They will not be entitled to compensation by our company or any series in connection with their roles as members of the Advisory Board, but our company or any applicable series will reimburse a member of the Advisory Board for any out of pocket expenses or costs actually incurred by it or any of its affiliates on behalf of our company or series.

Operating Expenses

Each series will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as “Operating Expenses”):

•	forming and operating subsidiaries;

•	brokerage and sales fees and commissions;

•	the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of assets of a series;

•	meetings with or reporting to the Managing Member or relevant Asset Manager;

•	any and all third-party charges and out-of-pocket costs and expenses incurred in connection with the management of the assets of a series, including import taxes, income taxes, storage, security, valuation, custodial, marketing and utilization of the series asset;

•	any third-party charges and out-of-pocket costs and expenses incurred in connection with preparing any reports and accounts of each series of shares, including any blue sky filings required in order for a series of shares to be made available to investors in certain states and any annual audit of the accounts of such series of shares (if applicable) and any reports to be filed with the SEC;

•	any and all insurance premiums or expenses, including directors and officer’s insurance covering for indemnified persons;

•	any withholding or transfer taxes imposed as a result of any transaction in its investments or on its or our company’s income or distributions;

•	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

•	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series, the Administrative Manager or the Asset Manager in connection with the affairs of our company or a series;

•	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

•	all custodial fees, costs and expenses in connection with the holding of a series asset or shares;

•	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a series;

•	the cost of the audit of our company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

•	the cost of any audit of a series annual financial statements, the third party charges, and out-of-pocket costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to Economic Members;

•	any indemnification payments;

•	the fees and expenses of our company’s or a series counsel in connection with advice directly relating to our company’s or a series’ legal affairs;

•	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Managing Member or any Manager in connection with the operations of our company or a series; and

•	any similar expenses that may be determined to be Operating Expenses, as determined by the Administrative Manager in its reasonable discretion.

Operating expenses may be paid by the Managers of a series on behalf of the series. If so, the series will reimburse the Managers for such Operating Expenses.

Our Managers will bear their own expenses of an ordinary nature, including, all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).

If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our Managing Member may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our Managing Member may impose a reasonable rate of interest, and be entitled to the Reimbursement, and/or (c) cause additional shares to be issued in the such series in order to cover such additional amounts.

Offering and Formation Expenses

Fees incurred in connection with formation of our company or a series and executing the Offering, such as underwriting (including broker or dealer fees), legal, accounting, escrow and compliance costs related to a specific offering must be borne by that series or our company. To the extent Offering and Formation Expenses are paid by Managers of our company or a series, our company or series must reimburse such fees to the applicable Managers who paid such fees.

We anticipate that a total of $120,000 in Offering and Formation Expenses will be incurred in connection with this offering. These expenses will be allocated in accordance with our allocation policy.

Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross proceeds from an offering of that series. If the sum of the total unreimbursed amount of such offering and Formation Expenses, plus new costs incurred since the last reimbursement payment, for that series exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Managing Member and relevant Asset Manager have been reimbursed in full.

Additionally, no series will be allocated Offering and Formation Expenses to be reimbursed to the Managers of our Company in excess of 5% of the maximum offering amount of that particular series.

For certain series, our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses for that series. For a particular series, see “Use of Proceeds to Issuer”.

Indemnification of our Managers

The operating agreement provides that none of our Managers, or the Managers of any series, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our Managers (including the Managers of our series), members of the Advisory Board, nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Asset Acquisition

Our company (through its series) plans to acquire underlying assets primarily through the following methods:

i.	Upfront purchase – our company acquires an underlying asset from an asset seller prior to the launch of an offering related to a series;

ii.	Purchase agreement – our company enters into an agreement with an asset seller to acquire an underlying asset, which may expire prior to the closing of the offering for the related series, in which case our company is obligated to acquire the underlying asset prior to the closing of that series’ offering; or

iii.	Purchase option agreement – our company enters into a purchase option agreement with an asset seller, which gives our company the right, but not the obligation, to acquire the underlying asset

In the case where an underlying asset is acquired prior to the launch or closing of a series offering, as the case may be, the proceeds from the associated offering, net of any Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse our company for the acquisition of the underlying asset or repay any loans made to our company, plus applicable interest, to acquire such underlying asset.

Rather than pre-purchasing an underlying asset before the closing of an offering, our company may also negotiate with asset sellers for the exclusive right to market an underlying asset to investors for a period of time.  The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an asset seller for an underlying asset, which would close simultaneously upon the closing of the offering of shares in the series associated with that underlying asset. Then, upon the closing of a successful offering, the asset seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the underlying asset (as negotiated in the agreement for such underlying asset) and title to the underlying asset would be held by, or for the benefit of, the applicable series.

In some cases, an asset seller or the Administrative Manager may be issued shares in a series:

•	as part of total purchase consideration to the asset seller and/or Administrative Manager; or
•	repay an advance owed to the Administrative Manager (no interest will accrue on the advance owed to the Administrative Manager).

If our company enters into a purchase agreement or purchase option agreement with a seller, it is possible that the agreement will not close, even if sufficient funds are raised in an offering to fund the purchase. Funds from a series’ offering will be held in escrow, and will be returned to investors without interest if the asset purchase agreement or purchase option agreement fails to close.

Following the initial closing, the Administrative Manager may advance funds to the series to be able to purchase the assets and title to the underlying asset will be held by the series.

Additional details on the acquisition method for each underlying asset can be found in the “Series Offering Table” and in the “Use of Proceeds” section for each respective series.

Asset Liquidity

The amount of time that a series will hold and manage all its assets will vary depending on the type of assets being acquired by the series. Liquidity for investors would be obtained through distributions to investors as well as by transferring their shares in a series.

We intend to list our securities on StartEngine Secondary, an alternative trading system or “ATS,” operated by an affiliate of the Managing Member and Administrative Manager of our company, StartEngine Primary LLC.  However, this ATS is a new entrant to the market, and there is no guarantee that there will be frequent trading on the ATS and, specifically, trading of our shares. Further, even if there is trading, there may be no guarantee that anyone would be interested in purchasing the shares you have purchased in this offering at your desired price or any price at all.

For specific liquidity considerations for the assets, see “The Underlying Assets” above.

Allocations of Expenses

To the extent relevant, Formation and Offering Expenses, and Operating Expenses and any indemnification payments made by our company will be allocated among the various series in accordance with our Managers’ allocation policy, a copy of which is available to investors upon written request to our Managing Member. The allocation policy requires our Administrative Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the NAV of the series (before accounting for the allocated expenses) (“Adjusted NAV”), as reasonably determined by our Administrative Manager or as otherwise set forth in the allocation policy. However, initial offering expenses will initially be allocated to the current series, and then will reallocated based on the number of series that have qualified within one year of our initial qualification. By way of example, as of the date of this Offering Circular, it is anticipated that expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Formation and Offering Expenses Incurred Prior to Qualification of the Offering and related to series that have qualified within one year of the qualification date of this offering	Filing expenses related to the submission of regulatory paperwork for a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering*

	Legal expenses related to the submission of regulatory paperwork for a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering*

	Audit and accounting work related to the regulatory paperwork for a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering*

	Escrow agent fees for the administration of escrow accounts related to an offering of a series	Allocable pro rata to the number of escrow accounts on created on behalf of a series during the relevant period*

	Compliance work including diligence related to the preparation of a series	Allocatable in equal shares to each series of our company that have qualified within one year of qualification date of this offering*

*Offering and Formation Expenses allocable to a series of our company will not to exceed 5% of the maximum offering amount of the series in which they relate. To the extent applicable, any Offering and Formation Expenses remaining after such allocations may be allocated among the remaining series of the Company.

Other Formation and Offering Expenses	Filing expenses related to the submission of regulatory paperwork for an amendment to this Offering Circular for a series	Allocatable in equal shares to the series in which they relate*.

	Legal expenses related to the submission of regulatory paperwork for a series	Allocatable in equal shares to the series in which they relate*

	Audit and accounting work related to the regulatory paperwork or a series	Allocatable in equal shares to the series in which they relate*

	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of escrow accounts on created on behalf of a series during the relevant period*

	Compliance work including diligence related to the preparation of a series	Allocatable in equal shares to the series in which they relate*

*Offering and Formation Expenses allocable to a series of our company will not to exceed 5% of the maximum offering amount of the series in which they relate. To the extent applicable, any Offering and Formation Expenses remaining after such allocations may be allocated among the remaining series of the Company.

Operating Expense	Insurance	Allocable pro rata to the adjusted NAV of underlying assets

	Storage	Allocable pro rata to the number of underlying assets

	Pre-purchase inspection	Allocable pro rata to the number of underlying assets

	Preparation of marketing materials	Allocable pro rata to the adjusted NAV of the relevant series

	Acquisition costs (including due diligence)	Allocable pro rata based on the value for the underlying assets that it relates

	Appraisal and valuation fees	Allocable pro rata to the number of underlying assets

	Custodial fees	Allocable pro rata based on the value for the underlying assets that it relates

	Maintenance	Allocable pro rata based on the value for the underlying assets that it relates

	Ongoing reporting requirements (e.g. Reg A+ or Exchange Act reporting)	Allocable pro rata on the adjusted NAV of the series

	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata on the adjusted NAV of the series

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata on the value of each underlying assets to which the payments relate

Notwithstanding the foregoing, our Managers may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

Tax Matters

Our company intends to elect for each series of shares in the company to be taxed as a “C” corporation under Subchapter C of the Internal Revenue Code of 1986, as amended, and expects that each series will be treated as a corporation for all federal and state tax purposes. Thus, each series of shares will be taxed at regular corporate rates on its income, including any gain from the sale or exchange of the assets that will be held by each series, before making any distributions to shareholders

Our company has designated five series as of the date of this Offering Circular, each of which is described below.

Alternative Assets Markets

Overview

Investing in alternative assets, specifically the collectible assets that we are targeting (e.g fine art, wine, watches, trading cards, comics, cars, memorabilia) has been a risky venture for those without a deep knowledge of those assets and their resale market, and without large pools of resources for broker fees and auction house commissions, authentication knowledge, as well as the cost and resources involved in proper shipping, storage and insurance. Further, excessive costs and few options for liquidity have hindered access to investing in these alternative assets.

We are working to democratize investing in alternative assets, providing quality investment opportunities in an asset class that have previously been out of reach for many investors. Our Asset Manager, StartEngine Assets LLC, has identified promising, investment-grade wines to purchase. See “The Underlying Assets” above. Our mission is to help investors enjoy the profits of investing in collectibes such as fine art, wine, watches, trading cards, comics, cars, memorabilia as an asset class in one click.

Industry Overview and Market Opportunity

Despite their size, the alternative assets markets that we invest in, including fine art, wine, watches, trading cards, comics, cars, memorabilia, are complex and often misunderstood due to their opaque nature. Unlike traditional asset classes such as equities or fixed income, there is a lack of transparency due to the limited publicly available data. The markets tend to be made and largely executed through private transactions, making it difficult for outsiders to gain insight. We believe there is an opportunity to use our platform to make these markets more liquid and transparent for investors of all means and backgrounds.

Additionally, we believe that there is an opportunity to capture the shifting tastes of millennial retail investors. The 2018 U.S. Trust Insights on Wealth and Worth survey on wealthy household’s found that while baby boomers and older investors rely primarily on traditional stocks and bonds, younger investors, especially millennials, are more likely to incorporate alternative strategies into their investment portfolios. Millennials allocate 17% to alternatives and assets other than stocks, bonds and cash. It also found that 61% of millennial investors think it is not possible to achieve above-average returns by investing solely in stocks and bonds anymore, and are looking for alternative investments. For example, the report showed that millennials are the fastest growing segment of art collectors, up 8% year-over-year and comprising 36% of total respondents. We believe these shifts in millennial investing tastes suggest there will be more interest in investing in alternative assets. We believe we are uniquely suited to capitalize on this increased interest, potentially leading to more capital for the company to work with, providing it with increased buying power and other advantages related to economies of scale, and ultimately providing greater value to investors in our company moving forward.

Wine Assets

Our Administrative Manager also often looks to purchase wines “en primeur” – a method of purchasing wines while the wine is still in the barrel (i.e. before the wine is bottled). A potential advantage of buying wines en primeur is that the wines may be acquired cheaper than if acquiring the same wine once bottled and released to the market. However, this is not guaranteed – and some wines may even lose value over time. Wines bought en primeur are generally sold once bottled, to take advantage of the potential mark-up in the price of the wine.

We believe that fine wines can be tools used by investors to help them achieve greater diversification, potentially reducing their volatility with increasing returns. Fine wine is an asset class that has consistently outperformed the S&P 500 over the last 30 years. According to a 2018 article published by a Morgan Stanley analyst, Liv-ex Fine Wine 100 Index, which tracks the price movement of 100 of the most actively traded wines in the world, showed returns over a 10-year period exceeding that for FTSE and S&P 500, with lower volatility than gold.

According to The Wine Market Forecast 2017 – 2023 report published by Zion Market Research, the global wine market was valued at approximately $302.02 billion in 2017 and is expected to generate revenue of around $423.59 billion by the end of 2023. A recent report published by Mordor Intelligence forecasts that the global wine market will grow at a CAGR (Compound Annual Growth Rate) of around 5.8% between 2019 and 2024. The report attributes this growing demand to changing tastes, innovations in exotic flavor and increased global business networks. It states that wine consumption is increasing in the large markets of the Asia-Pacific, with China dominating the market in the region. It also states that there is a surging demand for tropical fruit and sparkling wines among millennials and other generations. These trends indicate that demand for wine is on the rise, which we believe will benefit our company is well-positioned to benefit from as an investor in these wine assets – however, please note that these statements about the wine industry and potential growth rates in the wine industry do not reflect the value of or potential returns on the shares of our company or of any of our series.

The secondary market for fine wine currently sits at around $5 billion, according to a 2018 Bloomberg article – a fraction of the $302 billion global wine market. We believe these are promising statistics that will attract retail investors to the prospect of investing in fine wines as an asset class in general.

Based on the market forecasts set out above, we expect the fine wine market to grow and present unique opportunities moving forward for investors looking for an uncorrelated alternative asset class.

Fine Art Assets

We believe that fine art can be a tool used by investors to help them achieve greater diversification, potentially reducing their volatility with increasing returns. Fine art is an asset class that has consistently outperformed the S&P 500 over the last 25 years. According to a 2018 article published by a Citibank Global Art analyst, Contemporary Art showed returns over 14% as of December 2020, versus a 9.5% annual return from the S&P 500.  The same article found that over the 25 years, Contemporary Art (defined as works created from 1945 through now) recorded losses in only 4% of cases, over 3-year investment periods.

The Art Basel and UBS Global Art Market Report written by the cultural economist Dr. Clare McAndrew and published by Art Basel and UBS found that global sales of art and antiques reached an estimate $50.1 billion dollars. The same report found that online sales of art and antiques reached a record high of $12.4 billion dollars, doubling in value on the previous year and accounting for a record share of 25% of the market’s value. The United States lead the market share with 42% of global sales values. We believe these are promising statistics that will attract retail investors to the prospect of investing in fine art as an asset class in general.

However, please note that these are historical returns for the art market as a whole, and do not reflect the value of or potential returns on the shares of our company or of any of our series.

Based on the market forecasts set out above, we expect the fine art market to grow and present unique opportunities moving forward for investors looking for an uncorrelated alternative asset class.

Trading Card Assets

We believe that trading cards, especially sports trading cards, can be a tool used by investors to help them achieve greater diversification, potentially reducing their volatility with increasing returns. Sports cards are an asset class that has consistently outperformed the S&P 500 over the last 25 years. The PWCC 500 index, which is essentially the S&P 500 for trading cards, has reported a 12 year ROI (return on investment) of 175% compared to just 102% for the S&P 500.

According to Verified Market Research the global sports card trading market is estimated at $13.83 billion dollars in 2019 and is projected to reach $98.75 billion by year 2027 which represents growing at a compounded annual growth rate of 23.01% from 2020 to 2027. This market has witnessed strong growth brought on by technological advancements, the popularity of grading services, and the parallels between fantasy sports, sports betting, and trading cards.. Although the trading card market is traditionally associated with sports, non-sports trading cards such as Pokemon or Magic Gathering cards have also grown in value, they are eclipsed by the traditional sports cards like baseball, basketball, and football. Autographed sports cards have the largest market share followed by traditional image cards.

However, please note that these are historical returns for the sports card trading market as a whole, and do not reflect the value of or potential returns on the shares of our company or of any of our series.

Based on the market forecasts set out above, we expect the trading card market to grow and present unique opportunities moving forward for investors looking for an uncorrelated alternative asset class.

Comic Assets

We believe that comic books and original comic artwork can be a tool used by investors to help them achieve greater diversification, potentially reducing their volatility with increasing returns. Unlike some of the other assets, there is no market index that quantifies the performance in this area. However, the reports from public auctions do provide some transparency in this area. According to public reports, the market has been growing in value, for instance

The value of the comic assets can be based on a variety of criteria, including scarcity (e.g., limited run); popularity of writers and artists; whether there are film and television adaptations; condition of the asset; and if the particular comic book contains a key issue of the series (e.g., initial appearance and/or death of a character, appearance of crossover characters from other series, etc.).

However, please note that any historical returns the comics market as a whole, do not reflect the value of or potential returns on the shares of our company or of any of our Series.

Employees

Currently, the company does not have any employees.

Intellectual Property

The company does not own any patents, copyrights or trademarks.

Litigation

The company and its executive officers are not currently a party to any legal proceedings.

Government Regulation

Regulation of the wine industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.

Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us or each series of interests to significant damages or other penalties.

THE COMPANY’S PROPERTY

We do not own or lease any real estate, office space or significant tangible assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

StartEngine Collectibles Fund I LLC was formed on October 14, 2020 and our company’s headquarters are in Los Angeles, California.

The purpose of our company shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire, maintain and sell collectibles and other assets and, to exercise all of the rights and powers conferred upon our company and each series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Emerging Growth Company

Upon the completion of our initial offering, we may elect to become a public reporting company under the Exchange Act. We will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

Operating Results

Revenues are generated at the series level. From October 14, 2020, our inception date, through June 30, 2021, no series generated any revenues. Our series may not generate any revenue until a liquidation event – i.e. the sale of the underlying assets.

We had $55,000 in operating expenses from October 14, 2020 to December 31, 2020, and $0 in operating expenses for the six months ended June 30, 2021. Each series will be responsible for its own operating and formation expenses, such as storage and insurance beginning on the closing date of the offering of such series.

Liquidity and Capital Resources

As of June 30, 2021, neither our company nor any series had any cash or cash equivalents or financial obligations other than the $99,000 as June 30, 2021 due to  members of our company, which consists primarily Offering and Formation Expenses incurred on behalf of our series by our Managing Member. Such expenses will be reimbursed to the Managing Member.

Plan of Operations

No series of our company has commenced operations, is capitalized or has any assets. We intend for each series to start operations at the time of the closing of each applicable offering.

We intend for each series to start operations at the time of the closing of each applicable offering. All assets and liabilities related to each underlying asset that have been incurred to date and will be incurred until the closing of each offering are the responsibility of our company or our Managers and responsibility for any assets or liabilities related to each underlying asset will not transfer to the applicable series until such time as a closing has occurred.

Each series intends to generate revenues, if at all, as described in the “The Company’s Business” section of this Offering Circular based on the nature of the assets. For instance, we anticipate that, in the future, a series that invests in assets that are revenue generating may generate enough revenues to distribute dividends to shareholders within twelve months from commencing its operations. However, we do not anticipate that any of our current series will generate revenue until a liquidation or sale of some of its underlying assets. See “The Company’s Business—Operating Expenses” for additional information regarding the payment of Operating Expenses.

We believe that the proceeds from the offerings will satisfy our cash requirements for the next six months to implement the foregoing plan of operations.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Managers

Our company operates under the direction StartEngine Assets LLC, our Managing Member and our Administrative Manager (our “Managers”). The Managing Member has the power and authority to act as necessary to further the purpose of our company, which is to acquire, maintain and sell collectibles and other assets. The Administrative Manager is responsible for identifying the assets to be purchased from the offerings of the series of our company, as well as directing or performing the day-to-day business affairs of the company, and, as applicable, of series of our company.

The Managing Member has delegated to the Asset Managers of each of our series the responsibility of directing the operations of the applicable a series, directing the series’ day-to-day affairs, and implementing the series’ investment strategy. The Asset Manager (and the Administrative Manager, as applicable) is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the underlying assets in order to generate profits, and evaluating potential sale offers which may lead to the liquidation of the underlying assets or other series as the case may be. The Asset Manager for all our series is StartEngine Assets LLC.

Our Managing Member will establish an Advisory Board that will assist our company in its business decisions (such as the creation of a new series) and will assist our series in making decisions with respect to all asset acquisitions, dispositions and maintenance schedules. Our Managers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow guidelines adopted by our Managers and implement policies set forth in the operating agreement unless otherwise modified by our Managers. Our Managers may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Managing Member may change our objectives at any time without approval of our interest holders. Our Managers have no track record and are relying on the track record of its individual officers, directors and advisors.

Our Managers performs their duties and responsibilities pursuant to the operating agreement. Our Managers maintain a contractual, as opposed to a fiduciary relationship, with us and our interest holders. Furthermore, we have agreed to limit the liability of our Managers and to indemnify our Managers against certain liabilities.

We have segregated functional roles for the management of each series, however both roles are held by StartEngine Assets LLC. The responsibilities of our Managers and the Managers of a particular series, comprised of an Asset Manager and the Administrative Manager are summarized below. Capitalized terms used in this summary that are not defined shall have the meanings set forth in the company’s operating agreement.

Investment Advisory, Asset Management and Disposition Services. (Asset Manager)

•	oversee the overall investment strategy approved by the Managing Member, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	serve as the investment and financial manager with respect to underwriting, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of assets as specified in the respective series;

•	manage and perform the various administrative functions necessary for the day-to-day operations and management of the series Assets;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to acquisition, management and disposition of the series Assets;

•	maintain reporting, record keeping, internal controls and similar matters with respect to the series Assets in a manner to allow our company to comply with applicable law, including the requirements of Under Section 18-215 of the LLC Act;

•	structure the terms and conditions of acquisitions, sales and joint ventures to be approved by the Managing Member;

•	obtain market research and economic and statistical data in connection with the investments and investment objectives and policies;

•	oversee and conduct due diligence processes related to prospective investments;

•	maintain all appropriate books and records with respect to the series Asset and on a per series and, if there is only one Asset Manager, on a Company wide basis, maintain accounting data and any other information concerning the activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	subject to the approval of the Administrative Manager, oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters.

Offering and Resale Services. (Administrative Manager)

•	the development of any offering of by a series, including identifying and sourcing the assets to be acquired from the offering of a series, including sourcing and acquiring such assets, the determination of the specific terms of the securities to be offered, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;

•	the preparation and approval of all marketing materials to be used by our company, the respective series or others relating to an Offering;

•	the facilitation of a secondary market including entering into of listing agreements with any National Securities Exchange, Alternative Trading System (“ATS”) or over-the-counter market and the delisting of some or all of the shares from, or requesting that trading be suspended on, any such exchange or market; and preparing and filing any documents and seeking the appropriate approval, if required, for compliance with federal and state securities laws, including Blue Sky requirements

Accounting and Other Administrative Services. (Administrative Manager)

•	manage and perform the various administrative functions necessary for the day-to-day operations;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the business and operations, including for the series Asset and the services described in 5.02(a) if requested by the Asset Manager;

•	arrange for auditors and oversee the audit process on the accounting data and any other information concerning the activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate books and records including accounting for the assets of our company and each of the series separately;

•	evaluate and obtain adequate insurance coverage for our company based upon risk management

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow our company to comply with applicable law, including the requirements of Under Section 18-215 of the LLC Act.

Shareholder Services. (Administrative Manager)

•	Recommend distribution policies for each series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time;

•	manage communications with shareholders of a series, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing shareholder support and services

Directors, Executive Officers and Key Employees of our Managers

The authority and functions of the Managing Member, on the one hand, and of the Administrative Manager (for our company) or the Asset Manager (for our series), on the other hand, are be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The following table sets forth the name and position of each of the current executive officers, directors and significant employees of our Managing Member, Administrative Manager, and Asset Manager.

Managing Member, Administrative Manager and Asset Manager – StartEngine Assets LLC

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part- time employees
Leon Benrimon	Manager	38	October 2021	N/A
Johanna Cronin	Manager	31	May 2020	N/A

Leon Benrimon, Manager

Leon Benrimon is a Manager of StartEngine Assets LLC, and is responsible for managing the operations of StartEngine Assets LLC. Leon Benrimon is also currently the Vice President – Assets at StartEngine Crowdfunding, Inc. Leon joined StartEngine Crowdfunding in 2021. Prior to joining Start Engine he served as Vice President, Modern and Contemporary Art at Heritage Auctions in Dallas, Texas from May 2015 until September 2021. Leon also owned Benrimon Contemporary in New York and worked at family-owned galleries in New York early in his career. He received his Bachelor of Science from the University of Connecticut, where he was a Business Administration major with a focus on Marketing, and received his Master of Art from Christie’s Education with a focus on Modern Art, Connoisseurship, Historiography, and the History of the Art Market.

Johanna Cronin, Manager

Johanna Cronin is a Manager of StartEngine Assets LLC, and is responsible for managing the operations of StartEngine Assets LLC. Johanna Cronin is also currently the Chief Marketing Officer at StartEngine Crowdfunding, Inc. She was the first employee at StartEngine Crowdfunding when she joined in 2014. Prior to that she served as an SEM analyst, managing paid media budgets and purchasing media placements for small businesses, for Dex Media, Inc. from March 2012 until March 2014. Johanna received her Bachelor of Arts from Northwestern University, where she was a psychology major with a Spanish minor.

Advisory Board

The Advisory Board will be at the company level and has specific responsibilities. Each series may also develop their own networks of advisors. Though these advisors may provide a pivotal role in a given series, such advisors will not have a formal responsibilities and obligations to the company.

Responsibilities of the Advisory Board

The Advisory Board will support our company, our Asset Managers and our Administrative Manager and will consist of the Managers’ expert network and external advisors. It is anticipated that the Advisory Board will review our relationship with, and the performance of, our Managing Member, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:

•	Consulting on the creation of a new series of our company, or engaging a new Asset Manager for such series;

•	approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

•	evaluating all asset acquisitions;

•	evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of our company and our interest holders;

•	providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;

•	provide guidance with respect to, material conflicts arising or that are reasonably likely to arise with a Manager, on the one hand, and our company, a series or the shareholders, on the other hand, or our company or a series, on the one hand, and another series, on the other hand;

•	approving any material transaction between our company or a series, on the one hand, and our Managing Member or any of its affiliates, another series or a shareholder, on the other hand, other than for the purchase of shares;

•	reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and

•	approving any service providers appointed by our Managing Member in respect of the underlying assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board will not be Managers or officers of our company or any series and will not have fiduciary or other duties to the interest holders of any series.

Compensation of the Advisory Board

Our Managing Member may compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series of shares.

Members of the Advisory Board

The Managers of our series have already established an informal network of expert advisors for each of our series who support our series in asset acquisitions, valuations and negotiations, but we have not yet established a formal Advisory Board.

MANAGEMENT COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. The manager of our Managing Member manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired investments and monitors the performance of these investments to ensure that they are consistent with our investment objectives. This individual receives compensation for her services, including services performed for us on behalf of our Managing Member, from our Managing Member. Although we will indirectly bear some of the costs of the compensation paid to this individual, through fees we pay to our Managers, we do not intend to pay any compensation directly to this individual.

Compensation of the Managers

Pursuant to our operating agreement, the Administrative Manager of our company will receive a Sourcing Fee and the Administrative Manager of our company Asset Manager and Administrative Manager of each series will each receive two fees as compensation for the services they provide to that series: a Service Fee and an Asset Management Fee.

Sourcing Fee

As compensation, the Administrative Manager of the company will receive a one-time fee equal of up to 25% of the of the amount paid for the underlying asset (up to approximately 20% of the gross offering proceeds) for the relevant series (other than the Original Wine Series) and a sourcing fee of up to 15% of the of the amount paid for the underlying asset (approximately 13.08% of the gross offering proceeds)for each of the Original Wine Series, paid to the Administrative Manager as compensation for due diligence services in evaluating, investigation and discovering the underlying assets (fee is subject to change in sole discretion of Manager as disclosed in each Series Designation (the “Sourcing Fee”). The Sourcing Fee will typically be paid upon purchase of the series of the underlying asset.

Service Fee

For each calendar year, each series shall pay the Managers a service fee (the “Service Fee”). The Service Fee may be set by the Series Designation. Other than the Original Wine Series, the Service Fee for all our series has been set at 20% in their respective Series Designations.

However, for our Original Wine Series, the Service Fee will be equal to 50% of the Free Cash Flow remaining after payment of the Preferred Return of that series (half of which will go to the Asset Manager of that series, with the remaining half going to the Administrative Manager), after the Economic Members have received distributions of the full amount of their Preferred Return that has accrued for that year and prior years.

Asset Management Fee

On a quarterly basis, beginning on the first quarter end date following the one year anniversary of the formation date of a series, each series shall pay an asset management fee equal to an annualized rate of 0.25% of the net asset value of such series at the end of each prior annual period to each of its Asset Manager and its Administrative Manager (an “Asset Management Fee”). Initially, the Asset Management Fee will be based on the amount of cash invested by shareholders in the series as of the end of each quarter rather than the net asset value of the series. Each of our current series will begin to use net asset value as the base on the first day after a year and one quarter have passed since the date of the qualification of the offering statement of which this Offering Circular forms a part.

Our Managers will also receive reimbursement for costs incurred relating to this offering and other offerings (e.g., Offering & Formation Expenses) and will also be reimbursed for any Operating Expenses paid on behalf of a series.

Liquidation Fee

Upon the liquidation of a series, and to the extent there are funds, after return of the capital contribution and any accrued and unpaid Preferred Return and after setting aside funds for any expected expenses and disbursements, the Managers will generally receive 20% of any remaining funds.

Free Cash Flow

In general, as set forth in the Series Designations of the series, after payments of all fees and expenses (including the Asset Management Fee), the Free Cash Flow of our series without a preferred return will be distributed to as follows:

•	First, 80% of the Free Cash Flow will be paid to the Economic Members in proportion to the number of Shares owned by such Economic Members;

•	Second, 20% as the “Service Fee” to the Managers (half of which shall go to the Administrative Manager of such series and half of which shall go to the Asset Manager of such series

By way of example: A total of $100 has been invested in such series in Capital Contributions and it now has a total of $10 in Free Cash Flow. As such, the payments will be: $8 to the Economic Members and $2 to the Managers for the Series Fee ($1 to each of the Asset Manager and Administrative Manager).

Neither our Managing Member nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering. See “Plan of Distribution and Selling Securityholders—Fees and Expenses” and “Use of Proceeds” for further details.

Free Cash Flow – For the Original Wine Series

In general after payments of all fees and expenses (including the Asset Management Fee), the Free Cash Flow of our Original Wine Series will be distributed to as follows:

•	First, to the Economic Members of the series until the Preferred Return has been paid (including any amounts accrued from the Preferred Return from previous years);

•	Second, 50% of such remaining Free Cash Flow will be paid to the Economic Members in proportion to the number of Shares owned by such Economic Members;

•	Third, the remaining Free Cash Flow will be paid in equal shares to the Asset Manager and Administrative Manager (as the Service Fee).

By way of example for all these series with a 4% Preferred Return. A total of $100 has been invested in such series in Capital Contributions and it now has a total of $8 in Free Cash Flow. As such, the payments will be: $6 to the Economic Members ($4 for the Preferred Return and $2 from the remaining Free Cash Flow) and $1 to each of the Asset Manager and Administrative Manager for the Service Fee.

Neither our Managing Member nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering. See “Plan of Distribution and Selling Securityholders—Fees and Expenses” and “Use of Proceeds” for further details.

2021 Fees

During the year ended December 31, 2021, cost reimbursements and sourcing fees in the amount of $11,825 were paid to our Managers, as compared to $0 during the period from October 14, 2020 (inception) to December 31, 2020. The following table summarizes cost reimbursements and sourcing fees paid to StartEngine Assets LLC by series during the year ended December 31, 2021:

Series	Year Ended December 31, 2021
Series Wine #2020PAVIE	$2,998
Series Wine #2020CHBL	$1,513
Series Wine #2020AUSO	$3,820
Series Wine #2020ANGE	$1,990
Series Wine #2020CERT	$1,504
TOTALS	$11,825

Our Managers will receive cost reimbursements and sourcing fees for each subsequent series offering that closes as detailed in their respective offering circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

At the closing of each offering, our managing member or its affiliates may purchase shares sold in each offering for the same price as all other investors. Our managing member may sell its shares from time to time after the closing of each offering in its sole discretion. Any future sales would be based upon our manager member’s potential need for capital, market prices of the shares at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the shares.

The address for all our Managers is c/o StartEngine Assets LLC, 3900 W Alameda Ave, Burbank, Suite 1200, CA 91505.

Title of Class	Number of Shares Owned	Percent of Outstanding Shares Owned
Series Wine #2020PAVIE	476	20.70%
Series Wine #2020CHBL	126	10.88%
Series Wine #2020AUSO	364	12.42%
Series Wine #2020ANGE	219	14.34%
Series Wine #2020CERT	429	37.30%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

To date, StartEngine Assets LLC paid $99,000 of the formation and offering costs of the company.  The costs will be allocated to the series pursuant to the allocation policy.  The series will be responsible for their costs, and the amount that can be reimbursed from a series is capped at 5% of the maximum offering amount for that Series, see “The Company’s Business—Allocations of Expenses”. For certain series, our Managing Member has assumed and will not be reimbursed for Offering and Formation Expenses for that series. For a particular series, see “Use of Proceeds to Issuer”.

SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement, of form of which attached hereto as Exhibit 2.2, and the subscription agreements, a form of which is attached hereto as Exhibit 4, relating to the purchase of the shares offered hereby. The operating agreement will be executed prior to qualification. Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.

Description of Shares

Our company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of the shares offered hereby is an investment only in the particular series and not an investment in our company as a whole. In accordance with the LLC Act, any series of shares established by our company will be a separate series of limited liability company shares of our company and not in a separate legal entity. We have not issued, and will not issue, any class of shares entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing shares in connection with the offerings.

Title to the underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be investment-grade collectible assets (initially, fine wine assets). An investor who invests in an offering will not have any indirect interest in any asset other than the underlying assets related to the applicable series unless the investor also participates in a separate offering associated with that other underlying asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, our company expects our Managers to maintain separate, distinct records for each series and its associated assets and liabilities. As such, the assets of a series include only the fine wines associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our company’s liabilities.

Section 18-215I of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security shares, and sue and be sued.  We intend for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying assets will be held by, or for the benefit of, the relevant series.

All of the shares offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the shares, as determined by our Managing Member, the holders of the shares will not be liable to our company to make any additional capital contributions (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of the shares offered hereby have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any shares and no preferential rights to distributions.

In general, the holders of each series of our shares (which may include Managers of our company, Managers of a series, their affiliates, or other third parties to which our Managing Member issues shares) participate in the available Free Cash Flow derived from the underlying assets related to the series, less any Service Fees payable to our Managers (as described in “—Distribution Rights” below). Our Managing Member may sell its shares from time to time.

Each series will use the proceeds of its offerings to pay certain fees and expenses related to its formation and the offering (please see the “Use of Proceeds” section for further details regarding the use of proceeds for each offering). We intend to use a portion of the proceeds from the initial closing of this Offering to acquire the underlying asset for a series, and if and to the extent such proceeds are less than the total fees and expenses for a series, the Administrative Manager will advance such series any additional funds required to consummate the acquisition. The remaining net proceeds of the Offering, together with any unsold series shares, if any, will be used to repay the Administrative Manager advance. Accordingly, in any circumstance in which an initial closing occurs, at the time of the final closing, all the shares of such series will be issued and outstanding, the Series will own the underlying asset and the advance from the Administrative Manager will be paid in full (either with proceeds from Offering or with shares).

An investor in each offering will acquire an ownership interest only in the applicable series and not, for the avoidance of doubt, in (i) our company, (ii) any other series of shares, (iii) our Managing Member or Administrative Manager, or (iv) any underlying asset owned by any series. Although our shares will not immediately be listed on a stock exchange and a liquid market in our shares cannot be guaranteed, we intend to list our securities on StartEngine Secondary, an alternative trading system or “ATS,” operated by an affiliate of our Managing Member.

Distribution Rights

To the extent there is “Free Cash Flow” for each series and as described in the Series Designations for such series, our Managing Member intends to declare and pay distributions as follows:

●	80% shareholders of a series in accordance with their percentage interest; and

●	20% as the “Service Fee” to the Managers (half of which shall go to the Administrative Manager of such series and half of which shall go to the Asset Manager of such series.

Distributions will be paid out of the available “Free Cash Flow” of a series, which consists of the net income (as determined under GAAP) generated by such series (before accounting for the Service Fee) plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses and/or and amounts that were previously retained as cash reserves that, during such period, the Managing Member determines are no longer needed by our company) and less any capital expenditures related to the underlying assets related to such series.

Distribution Rights – Original Wine Series

To the extent there is Free Cash Flow, for each series, our Managing Member intends to declare and pay distributions to the shareholders of that series equal to:

•	a return on their investment (a “Preferred Return”), if any; and

•	Any Free Cash Flow after distributions of the Preferred Return and any Service Fee paid to the Managers.

The annual rate of the Preferred Return for the Original Wine Series is 4%. To the extent the Preferred Return is not paid in a particular period, the amount of unpaid Preferred Return will accrue and will be paid if and when there are available funds in the Free Cash Flow. The Service Fee will also be specific to each series and is described above in “Management Compensation – Compensation of Managers.”

Distributions of Preferred Return will be paid out of the available “Free Cash Flow” of a series, which consists of the net income (as determined under GAAP) generated by such series (before accounting for the Service Fee) plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses and/or and amounts that were previously retained as cash reserves that, during such period, the Managing Member determines are no longer needed by our company) and less any capital expenditures related to the underlying assets related to such series. Any amounts remaining after payment of the Preferred Return and Service Fee will be distributed on a pro-rata basis to shareholders of a series, if available.

While unpaid Preferred Return will accrue, it is possible that investors may never receive Preferred Return or will not receive the entire accrued amount if the particular series does not have available funds in the Free Cash Flow. Further, upon the liquidation of a series, whether as a result of the dissolution of our company or the termination of such series, it is possible there will not be enough Free Cash Flow in excess of the amounts required to discharge liabilities of that series– for investors to receive all of their accrued Preferred Return, any Preferred Return at all, or even a return of their capital invested. See “Securities Being Offered – Liquidation Rights.”

Timing and Amount of Distributions

Our Managing Member has sole discretion in determining what distributions of Free Cash Flow, if any, are made to holders of each series of shares except as otherwise limited by law or the operating agreement. Such determinations will be binding on our company and each series of our company, as well as every holder of our shares. Investors do not have any rights under our operating agreement to audit, or otherwise receive an explanation regarding, decisions regarding their distribution rights. In general, for most of the series, payments to the shareholders will only occur upon the sale of the underlying assets held by such series.

For the Original Wines Series, the Managing Member intends to make distributions on a basis that is appropriate for the underlying assets to the shareholders of a series to satisfy the amount of Preferred Return for the Original Wine Series that has accrued (for the current as well as prior periods). To the extent funds are available, our company intends to pay this Preferred Return for the Original Wine as appropriate for the particular series. We note that, for wine assets, which tend not have royalties or other interim payments streams, payments of Preferred Return for the Original Wine will only be paid upon the sale of the underlying assets held by Original Wine Series. There is no guarantee that there will be sufficient Free Cash Flow of a series to make such Preferred Return for the Original Wine payments to shareholders. Any unpaid Preferred Return for the Original Wine amounts to shareholders will accrue until shareholders have received the Preferred Return for the Original Wine to which they are entitled.

No series will distribute an underlying asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company shares with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series.  For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

No Redemption Provisions

No series of our shares are redeemable, except as necessary in order to avoid the assets of our company being deemed “plan assets” under ERISA.

No Registration Rights

There are no registration rights in respect of any series of our shares.

Limited Voting Rights

Our Managing Member is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by our Managing Member and a designee of our Managing Member shall act as chairman at such meetings. Interest holders do not have any voting rights as a shareholder in our company or a series except with respect to:

•	the removal of our Managing Member for cause as described below;

•	the dissolution of our company upon the for-cause removal of our Managing Member; and

•	an amendment to the operating agreement that would:

○	adversely affect the rights of a shareholder in any material respect;

○	reduce the voting percentage required for any action to be taken by the holders of shares in our company under the operating agreement;

○	change the situations in which our company and any series can be dissolved or terminated;

○	change the term of our company (other than the circumstances provided in the operating agreement); or

○	give any person the right to dissolve our company.

Our Managing Member can only be removed as Managing Member of our company and each series in the event our Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company which has a material adverse effect on our company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of our company, as applicable.  The removal of our Managing Member as Managing Member of our company and all series must be approved by two-thirds of the votes that may be cast by all interest holders in any series of our company. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by all interest holders in any series of our company present in person or represented by proxy.

Our Managing Member or its affiliates (if they hold shares) may not vote as a shareholder in respect of any matter put to the interest holders. However, the submission of any action of our company or a series for a vote of the interest holders shall first be approved by our Managing Member and no amendment to the operating agreement may be made without the prior approval of our Managing Member that would decrease the rights of our Managing Member or increase the obligations of our Managing Member thereunder.

Our Managing Member has broad authority to take action with respect to our company and any series. See “Directors, Executive Officers and Significant Employees—The Manager” for more information. Except as set forth above, our Managing Member may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

•	the merger of our company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•	a change that our Managing Member determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•	a change that our Managing Member determines to be necessary or appropriate for our company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

•	an amendment that our Managing Member determines, based upon the advice of counsel, to be necessary or appropriate to prevent our company, our Managing Member, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	any amendment that our Managing Member determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

•	any amendment that our Managing Member determines to be necessary or appropriate for the formation by our company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

•	a change in the fiscal year or taxable year and related changes; and

•	any other amendments which our Managing Member deems necessary or appropriate to enable our Managing Member to exercise its authority under the Agreement.

In each case, our Managing Member may make such amendments to the operating agreement provided our Managing Member determines that those amendments:

•	do not adversely affect the interest holders (including any particular series of shares as compared to other series of shares) in any material respect;

•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares may be listed for trading, compliance with any of which our Managing Member deems to be in the best shares of our company and the interest holders;

•	are necessary or appropriate for any action taken by our Managing Member relating to splits or combinations of shares under the provisions of the operating agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, our Managing Member retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.

Liquidation Rights

The operating agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of our Managing Member to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of our Managing Member. Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the shares in the profits of our company).

In connection with the liquidation of a series (other than the Original Wine Series), whether as a result of the dissolution of our company or the termination of such series, all property and Free Cash Flows in excess of that required to discharge liabilities that are contingent, conditional or unmatured, shall be distributed as follows:

●	First, to the holders of the shares of the series on an equal per share basis until they have received their capital contribution;

●	Second, unless otherwise specified in a Series Designation, 20% to Managers of such series (half of which shall go to the relevant Asset Manager, and half of which shall go to the Administrative Manager) and 80% to the holders of shares of the series on an equal per share basis.

In connection with the liquidation of the Original Wine Series, whether as a result of the dissolution of our company or the termination of such series, all property and Free Cash Flows in excess of that required to discharge liabilities that are contingent, conditional or unmatured, shall be distributed as follows:

•	First, to the holders of the shares of the series on an equal per share basis until they have received their capital contribution and Preferred Return (including any Preferred Return that accrued with respect to a current or prior calendar year but has not yet been distributed);

•	Second, unless otherwise specified in a Series Designation, 50% to Managers of such series (half of which shall go to the relevant Asset Manager, and half of which shall go to the Administrative Manager) and 50% to the holders of shares of the series on an equal per share basis.

A series shall remain in existence until the earlier of the following: (i) the dissolution of our company, (ii) the election of our Managing Member to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of shares be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the shares in the profits of the series).

Upon the occurrence of any such event, our Managing Member (or a liquidator selected by our Managing Member) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are our Managing Member or its affiliates (e.g., payment of any outstanding reimbursements owed to the Managing Member), and thereafter, (iii) first, 100% to the interest holders of the relevant series, allocated pro rata based on the number of shares held by each interest holder (which may include our Managing Member, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution and second, (A) 10% to our Managing Member and (B) 90% to the interest holders of the relevant series, allocated pro rata based on the number of shares held by each interest holder (which may include our Managing Member, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series).

Transfer Restrictions

Each series of our shares are subject to restrictions on transferability. A holder of shares may not transfer, assign or pledge its shares without the consent of our Administrative Manager. Our Administrative Manager may withhold consent in its sole discretion, including when our Managing Member determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that our Administrative Manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of our company and/or such series, or (d) our company, such series or our Managing Member being subject to additional regulatory requirements. The transferring holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by us or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The restrictions on transferability listed above will also apply to any resale of shares via the anticipated secondary platform (e.g., StartEngine Secondary) described above (see “Description of the Business – StartEngine Secondary” for additional information).

Our Managing Member may transfer all or any portion of the shares held by it from time to time, in accordance with applicable securities laws, either directly or through brokers, via StartEngine Secondary, or otherwise.

Additionally, unless and until the shares are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the shares. There can be no assurance that we will, or will be able to, register our shares for resale. Therefore, investors may be required to hold their shares indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions. To the extent certificated, the shares issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Finally, any transferees will be required to agree to adhere to the terms of our operating agreement, including the jury trial waiver and forum selection provisions contained in the operating agreement.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing shares, the investor will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the operating agreement.  Pursuant to the operating agreement, each investor grants to our Managing Member a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Managing Member the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series of shares will be managed under the direction of our Managing Member.  Our Managing Member has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by our Managing Member.

We may decide to enter into separate indemnification agreements with the directors and officers of our company, our Managing Member or our Asset Manager If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Exclusive Jurisdiction

Under Section 15.08 of our operating agreement, any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the shares were to bring a claim against our company or our Managing Member pursuant to the operating agreement, it would have to do so in the Delaware Court of Chancery. Notwithstanding the foregoing, if, for any reason, the Delaware Chancery Court does not have jurisdiction over an action, then the action may be brought in other federal or state courts located in Delaware.

We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Delaware. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Right to Trial by Jury

Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under that agreement, which could include claims under federal securities law.

Further, our subscription agreement that investors will execute when investing a series of our company also provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement. This jury trial waiver also applies to claims arising under federal securities laws.

If we opposed a jury trial demand based on either waiver, a court would determine whether such waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Meaning that if either jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement or operating agreement, as applicable, with a jury trial. Furthermore, no condition, stipulation or provision of either agreement serves as a waiver by any holder of our shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

The jury trial waiver in both our operating agreement and subscription agreement will also be apply to purchasers of investors’ shares in secondary transactions (i.e. shares sold on StartEngine Secondary).

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

STARTENGINE COLLECTIBLES FUND I LLC

FINANCIAL STATEMENTS

JUNE 30, 2021

(UNAUDITED)

F-1

STARTENGINE COLLECTIBLES FUND I LLC

BALANCE SHEET

JUNE 30, 2021 AND DECEMBER 31, 2020

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets

Long Term assets
Deferred offering costs	$44,000	$40,000
Total long term assets	44,000	40,000
Total assets	44,000	40,000

Liabilities and Members' Deficit

Current liabilities
Due to members	$99,000	$95,000
Total current liabilities	99,000	95,000
Total liabilities	99,000	95,000

Members' deficit
Member contribution
Accumulated deficit	(55,000)	(55,000)
Total members' deficit	(55,000)	(55,000)
Total liabilities and members' deficit	$44,000	$40,000

See Accompanying Notes to the Financial Statements

F-2

STARTENGINE COLLECTIBLES FUND I LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021, TO

JUNE 30, 2021

(UNAUDITED)

Revenue
Total revenue	$-

Operating Expenses
General and administrative	$-
Total operating expenses

Net Loss	$-

 In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

See Accompanying Notes to the Financial Statements

F-3

STARTENGINE COLLECTIBLES FUND I LLC

STATEMENT OF MEMBER’S EQUITY

FOR THE PERIOD FROM JANUARY 1, 2021, TO

JUNE 30, 2021

	Member Contributions	Accumulated Deficit	Total
Beginning January 1, 2021	$-	$(55,000)	$(55,000)
Net loss	-	-	-
Beginning June 30, 2021	$-	$(55,000)	$(55,000)

See Accompanying Notes to the Financial Statements

F-4

STARTENGINE COLLECTIBLES FUND I LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM

JANUARY 1, 2021, TO

JUNE 30, 2021

 (UNAUDITED)

Cash flows from operating activities
Net loss	$-
Net cash used in operating activities	-

Cash flows from investing activities
Net cash used in investing activities	-

Cash flows from financing activities
Due to members	4,000
Deferred offering costs	(4,000)
Net cash used in financing activities	-

Net increase (decrease) in cash	$-

Beginning cash balance January 1, 2021	$-
Ending cash balance June 30, 2021	$-

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See Accompanying Notes to the Financial Statements

F-5

STARTENGINE COLLECTIBLES FUND I LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

StartEngine Collectibles Fund I LLC was formed on October 14, 2020 (“Inception”) in the State of Delaware. The financial statements of StartEngine Collectibles Fund I LLC, (which may be referred to as the "Company", "we," "us," or "our") are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are in Culver City, California.

The purpose of the Company and, unless otherwise provided in the applicable Series Designation, shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire, maintain and sell collectibles and other assets and, to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

The Managing Member of the Company, StartEngine Assets, LLC, may, at any time and from time to time cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares associated with any other Series, or the Members associated therewith. The terms and conditions for each Series shall be as set forth in the operating agreement and the Series Designation, as applicable, for the Series.

Management Plans and Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. To date, the Company has incurred net losses and has no working capital. We will rely heavily on financing from both our Administrative Manager and proposed Asset Managers and have not been guaranteed funding from either party to ensure that we can continually meet our obligations. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern within one year after the date that the financial statements are issued.

During the next 12 months, we intend to fund the Company’s operations through revenues from operations, member contributions or advances, and security offerings. There are no assurances that we will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain enough additional capital, it may be required to reduce the scope of planned operations, which could harm the business financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

F-6

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company will recognize revenue under the guidance of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, the Company 1) identifies the contract with the customer 2) identifies the performance obligations in the contract 3) determines the transaction price, 4) determines if an allocation of that transaction price is required to the performance obligations in the contract, and 5) recognizes revenue when or as the companies satisfies a performance obligation. To date, the Company has not recognized any revenue from intended operations.

Income Taxes

As of June 30, 2021, the Company is taxed as a Limited Liability Company (LLC). Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the Members are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income. The Company will pay state franchise taxes. Each of the Series may elect to be taxed as a C corporation and as such will be subject to income tax at the Series level. The Company is subject to U.S. federal, state, and local income tax examinations by tax authorities for all periods since Inception. The Company currently does not have any ongoing tax examination.

Risks and Uncertainties

The Company’s operations are subject to compliance with new laws and regulations. Significant changes to regulations governing the way the Company derives revenues could impact the company negatively. Technological and advancements and updates as well as maintaining compliance standards are required to maintain the Company’s operations.

F-7

Concentration of Credit Risk

The Company will maintain its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

The Financial Accounting Standards Board issues Accounting Standards Updates (“ASU”) to amend the authoritative literature in Accounting Standards Codification. Management believes that those issued to date are either already included in the Company’s accounting or (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 3 – DUE TO RELATED PARTIES

To date, the Administrative Manager and the proposed Asset Managers paid for the formation and offering costs of the Company, which is the full balance of due to members’ on the accompanying balance sheet.  The costs will be allocated to the Series pursuant to the allocation policy.  The Series will be responsible for their costs, and the amount the Managers can be reimbursed each month for a Series is capped at .5% of the aggregate gross proceeds from an offering of that Series.

The Company’s Administrative Manager intends to establish other companies that intend to raise funds and operate under their intended business plan. Although there are no transactions with related entities other than described above, the Administrative Manager is able to influence the Company’s operations for the benefit of other companies under its control.

Economic Dependency

The Company is dependent on its Administrative Manager and proposed Asset Managers to provide certain services that are essential to the Company, including operational decisions, security offerings, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon the Administrative and proposed Asset Managers and their affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after June 30, 2021 through October 27, 2021. There have been no events or transactions during this time which would have a material effect on these financial statements.

F-8

STARTENGINE COLLECTIBLES FUND I LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2020

F-9

INDEPENDENT AUDITORS’ REPORT

To the Members

StartEngine Collectibles Fund I LLC

We have audited the accompanying financial statements of StartEngine Collectibles Fund I LLC (the “Company”), which comprise the balance sheet as of December 31, 2020 and the related statements of operations, member’s deficit, and cash flows for the period from October 14, 2020 (“Inception”) to December 31, 2020, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StartEngine Collectibles Fund I LLC as of December 31, 2020 and the results of its operations and its cash flows from Inception to December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses and has no working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ dbbmckennon

Newport Beach, CA

May 7, 2021

F-10

STARTENGINE COLLECTIBLES FUND I LLC

BALANCE SHEET

DECEMBER 31, 2020

Assets
Long Term assets
Deferred offering costs	$40,000
Total long term assets	40,000
Total assets	40,000

Liabilities and Members' Deficit

Current liabilities
Due to members	$95,000
Total current liabilities	95,000
Total liabilities	95,000

Members' deficit
Accumulated deficit	(55,000)
Total members' deficit	(55,000)
Total liabilities and members' deficit	$40,000

See Accompanying Notes to the Financial Statements

F-11

STARTENGINE COLLECTIBLES FUND I LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM OCTOBER 14, 2020, INCEPTION TO

DECEMBER 31, 2020

Revenue
Total revenue	$-

Operating Expenses
General and administrative	55,000
Total operating expenses	$55,000

Net Loss	$(55,000)

See Accompanying Notes to the Financial Statements

F-12

STARTENGINE COLLECTIBLES FUND I LLC

STATEMENT OF MEMBER’S EQUITY

FOR THE PERIOD FROM OCTOBER 14, 2020, INCEPTION TO

DECEMBER 31, 2020

	Accumulated Deficit	Total
Beginning October 14, 2020	$-	$-
Net loss	(55,000)	(55,000)
Beginning December 31, 2020	$(55,000)	$(55,000)

See Accompanying Notes to the Financial Statements

F-13

STARTENGINE COLLECTIBLES FUND I LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 14, 2020, INCEPTION TO

DECEMBER 31, 2020

Cash flows from operating activities
Net loss	$(55,000)
Net cash used in operating activities	(55,000)

Cash flows from financing activities
Due to members	95,000
Deferred offering costs	(40,000)
Net cash used in financing activities	55,000

Net increase (decrease) in cash	$-

Beginning cash balance October 14, 2020	$-
Ending cash balance December 31, 2020	$-

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See Accompanying Notes to the Financial Statements

F-14

STARTENGINE COLLECTIBLES FUND I LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

StartEngine Collectibles Fund I LLC was formed on October 14, 2020 (“Inception”) in the State of Delaware. The financial statements of StartEngine Collectibles Fund I LLC, (which may be referred to as the "Company", "we," "us," or "our") are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are in Culver City, California.

The purpose of the Company and, unless otherwise provided in the applicable Series Designation, shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire, maintain and sell collectibles and other assets and, to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

The Managing Member of the Company, StartEngine Assets LLC, may, at any time and from time to time cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares associated with any other Series, or the Members associated therewith. The terms and conditions for each Series shall be as set forth in the operating agreement and the Series Designation, as applicable, for the Series.

Management Plans and Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. To date, the Company has incurred net losses and has no working capital. We will rely heavily on financing from both our Administrative Manager and proposed Asset Manager and have not been guaranteed funding from either party to ensure that we can continually meet our obligations. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern within one year after the date that the financial statements are issued.

During the next 12 months, we intend to fund the Company’s operations through revenues from operations, member contributions or advances, and security offerings. There are no assurances that we will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain enough additional capital, it may be required to reduce the scope of planned operations, which could harm the business financial condition and operating results. The financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

F-15

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company will recognize revenue under the guidance of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, the Company 1) identifies the contract with the customer 2) identifies the performance obligations in the contract 3) determines the transaction price, 4) determines if an allocation of that transaction price is required to the performance obligations in the contract, and 5) recognizes revenue when or as the companies satisfies a performance obligation. To date, the Company has not recognized any revenue from intended operations.

Income Taxes

As of December 31, 2020, the Company is taxed as a Limited Liability Company (LLC). Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the Members are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income. The Company will pay state franchise taxes. Each of the Series may elect to be taxed as a C corporation and as such will be subject to income tax at the Series level. The Company is subject to U.S. federal, state, and local income tax examinations by tax authorities for all periods since Inception. The Company currently does not have any ongoing tax examination.

Risks and Uncertainties

The Company’s operations are subject to compliance with new laws and regulations. Significant changes to regulations governing the way the Company derives revenues could impact the company negatively. Technological advancements and updates as well as maintaining compliance standards are required to maintain the Company’s operations.

F-16

Concentration of Credit Risk

The Company will maintain its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

The Financial Accounting Standards Board issues Accounting Standards Updates (“ASU”) to amend the authoritative literature in Accounting Standards Codification. Management believes that those issued to date are either already included in the Company’s accounting or (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 3 – DUE TO RELATED PARTIES

To date, the Administrative Manager and the proposed Asset Manager paid for the formation and offering costs of the Company, which is the full balance of due to members’ on the accompanying balance sheet. The costs will be allocated to the Series pursuant to the allocation policy.  The Series will be responsible for their costs, and the amount the Managers can be reimbursed each month for a Series is capped at 0.5% of the aggregate gross proceeds from an offering of that Series.

The Company’s Administrative Manager intends to establish other companies that intend to raise funds and operate under their intended business plan. Although there are no transactions with related entities other than described above, the Administrative Manager is able to influence the Company’s operations for the benefit of other companies under its control.

Economic Dependency

The Company is dependent on its Administrative Manager and proposed Asset Manager to provide certain services that are essential to the Company, including operational decisions, security offerings, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon the Administrative and proposed Asset Manager and their affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after December 31, 2020 through May 7, 2021. There have been no events or transactions during this time which would have a material effect on these financial statements.

F-17

PART III – EXHIBITS

Exhibit Index

2.1 Certificate of Formation of StartEngine Collectibles Fund I LLC*

2.2 Third Amended and Restated Limited Liability Company Agreement of StartEngine Collectibles Fund I LLC*

2.3 Form of Series Designation*

2.4 Amended Form of Series Designation*

4. Form of Subscription Agreement for Series of StartEngine Collectibles Fund I LLC*

6.1 Form of Purchase Agreement*

6.2 Form of Intercompany Agreement*

8.1 Form of Escrow Agreement*

11.1 Consent of Auditor

12.1 Opinion of CrowdCheck Law LLP

13.1 “Testing the waters” materials*

13.2 Additional “Testing the waters” materials*

* Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 4, 2022.

STARTENGINE COLLECTIBLES FUND I LLC
By: StartEngine Assets LLC, its Managing Member

By:	/s/ Leon Benrimon
Leon Benrimon Manager

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

StartEngine Assets LLC

By:	/s/ Leon Benrimon	Principal Executive Officer and Principal Financial and Accounting Officer	March 4, 2022
Name: Leon Benrimon
Title: Manager

StartEngine Assets LLC

By:	/s/ Leon Benrimon	Managing Member	March 4, 2022
Name: Leon Benrimon
Title: Manager